REVOLVING CREDIT AGREEMENT



                                 by and among



                 TEAM FLEET SERVICES CORPORATION, as Borrower,

              NATIONSBANK, NATIONAL ASSOCIATION (SOUTH), as Agent
                                 and as Lender

                                      and

                  THE LENDERS PARTY HERETO FROM TIME TO TIME









                                 May 31, 1996








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                               TABLE OF CONTENTS

                                                                          Page

                                   ARTICLE I

                             Definitions and Terms

1.01          Definitions.....................................................2
1.02          Rules of Interpretation....................................... 26

                                  ARTICLE II

                                   The Loans

2.01          Revolving Credit Facility..................................... 28
2.02          Payment of Interest........................................... 30
2.03          Payment of Principal.......................................... 30
2.04          Payments; Non-Conforming Payments............................. 30
2.05          Mandatory Repayments.......................................... 31
2.06          Notes......................................................... 32
2.07          Pro Rata Payments............................................. 32
2.08          Reductions; Allocation of Reductions and
              Increases..................................................... 32
2.09          Conversions and Elections of Subsequent
              Interest Periods.............................................. 33
2.10          Fees.......................................................... 33
2.11          Deficiency Advances........................................... 34
2.12          Use of Proceeds............................................... 34
2.13          Swing Line.................................................... 34
2.14          Increase and Decrease in Amounts.............................. 36

                                  ARTICLE III

                        Yield Protection and Illegality

3.01          Additional Costs.............................................. 37
3.02          Suspension of Loans........................................... 38
3.03          Illegality.................................................... 39
3.04          Compensation.................................................. 39
3.05          Alternate Loan................................................ 40
3.06          Taxes......................................................... 40

                                  ARTICLE IV

                                   Conditions to Making Loans

4.01          Conditions of Initial Advance................................. 42
4.02          Conditions of Loans........................................... 45
4.03          Post-Closing Conditions; Conditions to Increase
              in Total Revolving Credit Commitment.......................... 46



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                                                                          Page

                                   ARTICLE V

                        Representations and Warranties

5.01          Representations and Warranties................................ 48

                                  ARTICLE VI

                                   Security

6.01          Security...................................................... 56
6.02          Further Assurances............................................ 56
6.03          Certificates of Title......................................... 56
6.04          Repurchase Receivables; Segregated Account.................... 56

                                  ARTICLE VII

                             Affirmative Covenants

7.01          Financial Reports, Etc........................................ 58
7.02          Maintain Properties........................................... 60
7.03          Existence, Qualification, Etc................................. 60
7.04          Regulations and Taxes......................................... 60
7.05          Insurance.           ......................................... 60
7.06          True Books.................................................... 60
7.07          Pay Indebtedness to Lenders and Perform Other
              Covenants..................................................... 61
7.08          Right of Inspection........................................... 61
7.09          Observe all Laws.............................................. 61
7.10          Officer's Knowledge of Default or Other Events................ 61
7.11          Suits or Other Proceedings.................................... 61
7.12          Notice of Discharge of Hazardous Material or
              Environmental Complaint.                        .............. 62
7.13          Environmental Compliance...................................... 62
7.14          Indemnification............................................... 62
7.15          Further Assurances............................................ 62
7.16          ERISA Requirements............................................ 63
7.17          Continued Operations.......................................... 63
7.18          Use of Proceeds............................................... 63
7.19          Repurchase Party.............................................. 63
7.20          Vehicle Turn-in; Vehicle Records.............................. 64
7.21          New Repurchase Agreements..................................... 64
7.22          New Subsidiaries.............................................. 64

                                 ARTICLE VIII

                              Negative Covenants

8.01          Indebtedness.................................................. 65
8.02          Transfer of Assets............................................ 65
8.03          Acquisitions.................................................. 65


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                                                                          Page

8.04          Liens......................................................... 65
8.05          Investments................................................... 66
8.06          Merger or Consolidation....................................... 67
8.07          Restricted Payments........................................... 67
8.08          Limitations on Sales and Leasebacks........................... 67
8.09          Change in Control............................................. 67
8.10          Transactions with Affiliates.................................. 67
8.11          ERISA......................................................... 67
8.12          Fiscal Year................................................... 68
8.13          Dissolution, etc.............................................. 68
8.14          Rate Hedging Obligations...................................... 68

                                  ARTICLE IX

                      Events of Default and Acceleration

9.01          Events of Default............................................. 70
9.02          Agent to Act.................................................. 73
9.03          Cumulative Rights............................................. 73
9.04          No Waiver..................................................... 74
9.05          Allocation of Proceeds........................................ 74

                                   ARTICLE X

                                   The Agent

10.01         Appointment................................................... 75
10.02         Attorneys-in-fact............................................. 75
10.03         Limitation on Liability....................................... 75
10.04         Reliance...................................................... 76
10.05         Notice of Default............................................. 76
10.06         No Representations............................................ 76
10.07         Indemnification............................................... 77
10.08         Lender........................................................ 77
10.09         Resignation................................................... 77
10.10         Sharing of Payments, etc...................................... 78
10.11         Fees.......................................................... 79

                                  ARTICLE XI

                                 Miscellaneous

11.01         Assignments and Participations................................ 80
11.02         Notices....................................................... 82
11.03         Setoff........................................................ 83
11.04         Survival...................................................... 84
11.05         Expenses...................................................... 84
11.06         Amendments.................................................... 85
11.07         Counterparts.................................................. 86
11.08         Waivers by Borrower........................................... 86
11.09         Indemnification; Limitation of Liability...................... 86


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                                                                          Page

11.10         Usury Savings Clause.......................................... 87
11.11         Termination................................................... 87
11.12         Governing Law................................................. 88
11.13         Headings and References....................................... 88
11.14         Confidentiality............................................... 89
11.15         Severability.................................................. 89
11.16         Entire Agreement.............................................. 89
11.17         Agreement Controls............................................ 89

EXHIBIT A     Applicable Commitment Percentages.............................A-1
EXHIBIT B     Form of Assignment and Acceptance.............................B-1
EXHIBIT C     Notice of Appointment (or Revocation) of
              Authorized Representative.....................................C-1
EXHIBIT D     Form of Borrowing Base Certificate............................D-1
EXHIBIT E-1   Form of Borrowing Notice--Loans...............................E-1
EXHIBIT E-2   Form of Borrowing Notice--Swing Line Loans....................E-4
EXHIBIT F     Form of Interest Rate Selection Notice........................F-1
EXHIBIT G     Form of Revolving Note........................................G-1
EXHIBIT H     Form of Opinion of Borrower's and Guarantor's
              Counsel.......................................................H-1
EXHIBIT I-1   Form of Team Rental Guaranty and Suretyship
              Agreement.....................................................I-1
EXHIBIT I-2   Form of Affiliate Guaranty and Suretyship
              Agreement.....................................................I-2
EXHIBIT J     Compliance Certificate........................................J-1

SCHEDULE 1                 Repurchase Agreements............................J-4
SCHEDULE 2                 Material Subsidiaries............................J-5
SCHEDULE 3                 Existing Insurance...............................J-6
SCHEDULE 5.01(b)           Conflicting Agreements...........................J-7
SCHEDULE 5.01(d)           Subsidiaries and Investments.....................J-8
SCHEDULE 5.01(f)           Contingent Liabilities...........................J-9
SCHEDULE 5.01(g)           Liens...........................................J-10
SCHEDULE 5.01(j)           Litigation......................................J-11
SCHEDULE 8.01              Indebtedness....................................J-12



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                          REVOLVING CREDIT AGREEMENT


         THIS REVOLVING CREDIT AGREEMENT, dated as of May 31, 1996 (the "Agreement"), is made by and among:

         TEAM FLEET SERVICES CORPORATION, a Delaware corporation having its principal place of business in Daytona, Florida (the "Borrower"), NATIONSBANK, NATIONAL ASSOCIATION (SOUTH), a national banking association organized and existing under the laws of the United States in its capacity as a Lender ("NationsBank"), and each other financial institution executing and delivering a signature page hereto and each other financial institution which may hereafter execute and deliver an instrument of assignment with respect to this Agreement pursuant to Section 11.01 (hereinafter such financial institutions may be referred to individually as a "Lender" or collectively as the "Lenders"), and NATIONSBANK, NATIONAL ASSOCIATION (SOUTH), a national banking association organized and existing under the laws of the United States, in its capacity as agent for the Lenders (in such capacity, and together with any successor agent appointed in accordance with the terms of Section 10.09, the "Agent");


                             W I T N E S S E T H:

         WHEREAS, the Borrower has requested that the Lenders make available to the Borrower a revolving credit facility of up to $100,000,000, the proceeds of which shall be used to finance the Borrower's daily rental fleet of vehicles; and

         WHEREAS, the Lenders are willing to make such facility available to the Borrower upon the terms and conditions set forth herein;

         NOW, THEREFORE, the Borrower and the Lender hereby agree as follows:








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                                   ARTICLE I

                             Definitions and Terms

         1.01 Definitions. For the purposes of this Agreement, in addition to the definitions set forth above, the following terms shall have the respective meanings set forth below:

                  "Acquisition" means the acquisition of (i) a controlling equity interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, or (ii) assets of another Person which constitute all or substantially all of the assets of such Person or of a line or lines of business conducted by such Person;

                  "Advance" means a borrowing under the Revolving Credit Facility consisting of the aggregate principal amount of a Base Rate Loan or a Eurodollar Rate Loan, as the case may be;

                  "Affiliate" means a Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with the Borrower; (ii) which beneficially owns or holds 10% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of the Borrower; (iii) 10% or more of any class of the outstanding voting stock of which is beneficially owned or held by the Borrower (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by the Borrower; provided, however, at the time the Borrower registers any security issued by it pursuant to the Securities Act of 1933, as amended, the figure "10%" used in this definition shall automatically change to "5%" without further action. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise.

                  "Applicable Commitment Percentage" means, with respect to each Lender at any time, a fraction, the numerator of which shall be such Lender's Revolving Credit Commitment and the denominator of which shall be the Total Revolving Credit Commitment, which Applicable Commitment Percentage for each Lender as of the Closing Date is as set forth in Exhibit A; provided that the Applicable Commitment Percentage of each Lender shall be increased or decreased to reflect any assignments to or by such Lender effected in accordance with Section 11.01.


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                  "Applicable Margin" means with respect to Eurodollar Rate
         Loans, 1.50% per annum;

                  "Applicable Reserve Percentage" means, for any day, for any Eurodollar Rate Loan or CD Rate Loan with respect thereto, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board, as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to: (a) Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Rate Loans is determined) in the case of any Eurodollar Rate Loan, or (b) non-personal Dollar time deposits (or against any other category of liabilities that includes deposits by reference to which the interest rate of CD Rate Loans is determined) in the case of any CD Rate Loan, in each case whether or not the Agent or any Lender has any Eurocurrency liabilities or Dollar time deposits subject to such reserve requirement at that time. Eurodollar Rate Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the Agent or any Lender. The Eurodollar Rate and CD Rate shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Percentage;

                  "Assessment Rate" means the rate per annum (rounded upward to the nearest 1/100 of 1%) determined in good faith by the Agent in accordance with its usual procedures for its customers generally (which determination shall be conclusive absent manifest error) to be the maximum effective assessment rate per annum payable by a bank insured by the Federal Deposit Insurance Corporation (or any successor) as of the date of the determination of the applicable CD Rate for insurance on Dollar time deposits, exclusive of any credit allowed against such annual assessment on account of assessment payments made or to be made by such bank and exclusive of any adjustments not applicable to banks generally. The CD Rate shall be adjusted automatically as of the effective date of each change in the Assessment Rate;

                  "Assignment and Acceptance" shall mean an Assignment and Acceptance in the form of Exhibit B (with blanks appropriately filled in) delivered to the Agent in connection with an assignment of a Lender's interest under this Agreement pursuant to Section 11.01;

                  "Authorized Representative" means any of the President, the Chief Executive Officer, the Treasurer, the Chief


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         Operating Officer or the Vice President of the Borrower or any other person expressly designated by the Board of Directors of the Borrower (or the appropriate committee thereof) as an Authorized
         Representative of the Borrower, as set forth from time to time in a certificate in the form attached hereto as Exhibit C;

                  "Base Rate" means the greater of (i) the Prime Rate or (ii) the Federal Funds Effective Rate plus one-half percent (1/2%). Any change in the Base Rate shall be effective as of 12:01 A.M. on the date of any change in the Federal Funds Effective Rate or Prime Rate giving rise thereto;

                  "Base Rate Loan" means a Loan for which the rate of interest is determined by reference to the Base Rate;

                  "Base Rate Refunding Loan" means a Base Rate Loan made to pay NationsBank with respect to Swing Line Outstandings;

                  "Board" means the Board of Governors of the Federal Reserve System (or any successor body);

                  "Borrowing Base" shall mean, at any time, an amount equal to the aggregate (without duplication) of the following:

                           (a) with respect to each Eligible Vehicle, the Eligible Net Book Value of such Eligible Vehicle, plus

                           (b)      the Eligible Repurchase Receivables;

                  "Borrowing Base Certificate" means a certificate of an Authorized Representative in the form attached hereto as Exhibit D;

                  "Borrowing Notice" means the notice delivered by an Authorized Representative in connection with an Advance under the Revolving Credit Facility or a Swing Line Loan, in the forms attached hereto as Exhibits E-1 and E-2, respectively;

                  "Business Day" means any day which is not a Saturday, Sunday or a day on which banks in the States of Florida and North Carolina are authorized or obligated by law, executive order or governmental decree to be closed;

                  "Capital Expenditures" means, with respect to Team Rental and its Subsidiaries, for any period the sum of (without duplication)
         (i) all expenditures (whether paid in cash or accrued as liabilities) by Team Rental or any Subsidiary during such period for items that would be classified as "property, plant or equipment" or comparable items on the consolidated balance sheet of Team Rental and its Subsidiaries, including without limitation all transactional costs incurred in connection with such expenditures provided


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         the same have been capitalized, excluding, however, the amount of any
         Capital Expenditures paid for with proceeds of casualty insurance as evidenced in writing and submitted to the Agent together with any compliance certificate delivered pursuant to Section 7.01(a) or (b), and (ii) with respect to any Capital Lease entered into by Team
         Rental or any of its Subsidiaries during such period, the present value of the lease payments due under such Capital Lease over the term of such Capital Lease applying a discount rate equal to the interest rate provided in such lease (or in the absence of a stated interest rate, that rate used in the preparation of the financial statements described in Section 7.01(a)), all the foregoing in accordance with GAAP applied on a Consistent Basis;

                  "Capital Leases" means all leases which have been or should be capitalized in accordance with Generally Accepted Accounting Principles as in effect from time to time including Statement No. 13 of the Financial Accounting Standards Board and any successor thereof;

                  "Capitalized Cost" means for each Vehicle, the price paid for such Vehicle by the Borrower to the Dealer, including dealer profit not to exceed $200 and delivery charges but excluding taxes and any registration or titling fees (or, in the case of a Vehicle which was not new when acquired by the Borrower, if less, the purchase price thereof exclusive of taxes and any registration or titling fees or other charges);

                  "CD Rate" means, for any CD Rate Loan, the rate of interest per annum determined pursuant to the following formula:

                          Floating CD Rate
         CD Rate__________________________________ + Assessment Rate + 1.50%
                1 - Applicable Reserve Requirement

                  "CD Rate Loan" means a Swing Line Loan, for which the rate of interest is determined by reference to the CD Rate;

                  "Certificate of Title" means, for each Vehicle, the manufacturer's certificate or statement of origin, the certificate of title, certificate of ownership, bill of sale or any such other instrument evidencing the ownership of such Vehicle and, where the context requires, the one such instrument evidencing the ownership of such Vehicle;

                  "Change of Control" means, at any time:

                  (a) any Person other than Team Rental shall own any Voting Stock of the Borrower (or securities convertible into or exchangeable for such Voting Stock) or otherwise have the ability to elect any members of the board of directors of the Borrower;


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                  (b) any "person" or "group" (each as used in Sections
         13(d)(3) and 14(d)(2) of the Exchange Act) other than Sanford Miller, Jeffrey D. Congdon or John P. Kennedy either (A) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of Voting Stock of Team Rental (or securities convertible into or exchangeable for such Voting Stock) representing 10% or more of the combined voting power of all Voting Stock of Team Rental (on a fully diluted basis) or (B) otherwise has the ability, directly or indirectly, to elect a majority of the board of directors of Team Rental;

                  (c) The election or appointment, within a twelve-month period, of persons to the Borrower's or Team Rental's board of directors who were not directors of the Borrower or the Team Rental, as the case may be, at the beginning of such twelve-month period, and whose election or appointment was not approved by a majority of those persons who were directors on the respective board at the beginning of such period, where such newly elected or appointed directors constitute 30% or more of the directors of the board of directors of the Borrower or Team Rental, as the case may be; or

                  (d) on or after the Closing Date, any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence on the management or policies of the Borrower or Team Rental;

                  "Clear Certificate of Title" means, with respect to any Vehicle, the Certificate of Title for such vehicle if the Agent (or an agent designated by the Agent) shall have received, in form and substance satisfactory to the Agent, the Certificate of Title and duly executed and authorized releases or assignments, to the extent necessary, together with a copy of the duly executed power of attorney, if applicable, with respect to any Liens of third Persons which appear on the records of any jurisdiction or which have been filed with respect to such vehicle or which have otherwise been granted to, or created in favor of, the applicable lienholder, including, without limitation, any Lien noted on the Certificate of Title for such Vehicle;

                  "Closing Date" means the date as of which this Agreement is executed by the Borrower, the Agent and the Lenders and on which the conditions set forth in Section 4.01 hereof have been satisfied;

                  "Code" means the Internal Revenue Code of 1986, as amended, any successor provision or provisions and any regulations promulgated thereunder;


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                  "Collateral" means, collectively, the Vehicles, the
         Repurchase Agreements, the Repurchase Receivables, any leases of the Vehicles, and any other property of the Borrower or any other Person from time to time securing any of the Obligations;

                  "Commitment Fee" means the Commitment Fee payable by the Borrower to the Agent pursuant to Section 2.10(b);

                  "Confidential Information" means information that is furnished to the Agent or any Lender by or on behalf of Borrower, Team Rental or any of its Subsidiaries, on a confidential basis in connection with the Loan Documents or any of the transactions contemplated thereby, but does not include any such information that
         (a) is or becomes generally available to the public (other than as a result of a breach by the Agent or such Lender of its confidentiality obligations hereunder), (b) was available to the Agent or any Lender on a nonconfidential basis prior to its disclosure to the Agent or Lender by, or on behalf of, Borrower, Team Rental or any of its Subsidiaries, or (c) is or becomes available to the Agent or Lender on a nonconfidential basis from a source that is not, to the best of the Agent's or such Lender's knowledge, as the case may be, bound by a confidentiality arrangement with Borrower, Team Rental or any of its Subsidiaries, in respect of such information or otherwise prohibited from disclosing such information;

                  "Consistent Basis" in reference to the application of Generally Accepted Accounting Principles means the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the audited financial statements of the Borrower referred to in Section 5.01(f) hereof;

                  "Consolidated EBIT" means, with respect to Team Rental and its Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the sum of, without duplication, (i) Consolidated Net Income, plus (ii) Consolidated Interest Expense accrued during such period, plus (iii) taxes on income accrued during such period, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis;

                  "Consolidated EBITDA" means, with respect to Team Rental and its Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the sum of, without duplication, (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) taxes on income, (iv) amortization, and (v) depreciation, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis;

                  "Consolidated Fixed Charge Ratio" means, with respect to Team Rental and its Subsidiaries for any Four-Quarter Period


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         ending on the date of computation thereof, the ratio of (i)
         Consolidated EBITDA for such period to (ii) Consolidated Fixed Charges for such period;

                  "Consolidated Fixed Charges" means, with respect to Team Rental and its Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the sum of, without duplication, (i) Consolidated Interest Expense, (ii) current maturities of Consolidated Indebtedness, (iii) depreciation of Team Vehicles during such period, (iv) Capital Expenditure during such period, (v) cash dividends and distributions paid during such period and (vi) cash taxes paid during such period, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis;

                  "Consolidated Indebtedness" means all Indebtedness for Money Borrowed of Team Rental and its Subsidiaries, all determined on a consolidated basis;

                  "Consolidated Interest Expense" means, with respect to any period of computation thereof, the gross interest expense of Team Rental and its Subsidiaries, including without limitation (i) the current amortized portion of debt discounts to the extent included in gross interest expense, (ii) the current amortized portion of all fees payable in connection with the incurrence of Indebtedness to the extent included in gross interest expense and (iii) the portion of any payments made in connection with Capital Leases allocable to interest expense, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis;

                  "Consolidated Net Income" means, for any period of computation thereof, the gross revenues from operations of Team Rental and its Subsidiaries (including payments received by Team Rental and its Subsidiaries of (i) interest income, and (ii) dividends and distributions made in the ordinary course of their businesses by Persons in which investment is permitted pursuant to this Agreement and not related to an extraordinary event), less all operating and non-operating expenses of Team Rental and its Subsidiaries including taxes on income, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis; but excluding as income: (i) net gains on the sale, conversion or other disposition of capital assets, (ii) net gains on the acquisition, retirement, sale or other disposition of capital stock and other securities of Team Rental or its Subsidiaries, (iii) net gains on the collection of proceeds of life insurance policies, (iv) any write-up of any asset, and (v) any other net gain or credit of an extraordinary nature as determined in accordance with GAAP applied on a Consistent Basis;



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                  "Consolidated Net Worth" means, as of any date on which the amount thereof is to be determined, the consolidated net worth of Team Rental and its Subsidiaries, as determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis;

                  "Consolidated Non-Vehicle Indebtedness" means
         Consolidated Indebtedness minus Consolidated Vehicle
         Indebtedness;

                  "Consolidated Non-Vehicle Leverage Ratio" means, as of the date of computation thereof, the ratio of (i) Consolidated Non-Vehicle Indebtedness (determined as at such date) to (ii) Consolidated Net Worth;

                  "Consolidated Vehicle Indebtedness" means Consolidated Indebtedness relating solely to the financing of any Team Vehicles and secured thereby;

                  "Contingent Obligation" of any Person means all contingent liabilities required (or which, upon the creation or incurring thereof, would be required) to be included in the financial statements (including footnotes) of such Person in accordance with GAAP applied on a Consistent Basis, including Statement No. 5 of the Financial Accounting Standards Board, all Rate Hedging Obligations and any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including obligations of such Person however incurred:

                           (1)  to purchase such Indebtedness or other
                  obligation or any property or assets constituting security therefor;

                           (2) to advance or supply funds in any manner (i)
                  for the purchase or payment of such Indebtedness or other obligation, or (ii) to maintain a minimum working capital, net worth or other balance sheet condition or any income statement condition of the primary obligor;

                           (3) to grant or convey any lien, security interest,
                  pledge, charge or other encumbrance on any property or assets of such Person to secure payment of such Indebtedness or other obligation;

                           (4) to lease property or to purchase securities or
                  other property or services primarily for the purpose of assuring the owner or holder of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or other obligation; or

                           (5)  otherwise to assure the owner of the
                  Indebtedness or such obligation of the primary obligor against loss in respect thereof;

                  "Dealer" means any Person (including a Repurchase Party) from whom the Borrower purchases Eligible Vehicles, and shall include dealers of Repurchase Parties whose vehicles, when sold to the Borrower, constitute Eligible Vehicles;

                  "Default" means any event or condition which, with the giving or receipt of notice or lapse of time or both, would constitute an Event of Default hereunder;

                  "Default Rate" means (i) with respect to each Eurodollar Rate Loan, until the end of the Interest Period applicable thereto, a rate of two percent (2%) above the Eurodollar Rate applicable to such Loan, and thereafter at a rate of interest per annum which shall be two percent (2%) above the Base Rate, (ii) with respect to Base Rate Loans, at a rate of interest per annum which shall be two percent (2%) above the Base Rate and (iii) in any case, the maximum rate permitted by applicable law, if lower;

                  "Depreciation Rate" means, with respect to each Repurchase Vehicle, the monthly depreciation charge, if any, set forth in the respective Repurchase Agreement, or, if there is no such charge, then a monthly depreciation charge of 2.5% per month;

                  "Dollars" and the symbol "$" means dollars constituting legal tender for the payment of public and private debts in the United States of America;

                  "Eligible Net Book Value" means, as to any Eligible Vehicle as of any date of determination, the total of (a) its Capitalized Cost, less (b) accrued depreciation for such Eligible Vehicle using a depreciation rate which is not less than 100% of the Depreciation Rate applicable thereto;

                  "Eligible Repurchase Party" means a Repurchase Party which is not the subject of a Repurchase Party Default or a Repurchase Party Adverse Change;

                  "Eligible Repurchase Receivables" means, at any time of determination, all payments due from and payable by an Eligible Repurchase Party, the amount of which shall be deemed to be the sum of the Eligible Net Book Values of the related Eligible Vehicles on their respective Repurchase Dates, resulting from the acceptance of such Eligible Vehicles by the Repurchase Party for repurchase under a Repurchase Agreement with such Repurchase Party, which, in any case, are assigned to the Lender under the Security Agreement and are not unpaid for more than ninety (90) days after the respective Repurchase

         Dates for such Eligible Vehicles. Payments which would otherwise constitute Eligible Repurchase Receivables shall not constitute Eligible Repurchase Receivables if they are due from and payable by a Repurchase Party which has become subject to a Repurchase Party Default or a Repurchase Party Adverse Change;

                  "Eligible Securities" means the following obligations:

                           (a)      Government Securities;

                           (b) the following debt securities of the following
                  agencies or instrumentalities of the United States of America if at all times the full faith and credit of the United States of America is pledged to the full and timely payment of all interest and principal thereof:

                                    (i)     all direct or fully guaranteed
                           obligations of the United States Treasury; and

                               (ii)         mortgage-backed securities and
                           participation certificates guaranteed by the
                           Government National Mortgage Association;

                           (c) the following obligations of the following agencies or instrumentalities of the United States of
                  America:

                                    (i)     participation certificates and debt
                           obligations of the Federal Home Loan Mortgage Corporation;

                               (ii) consolidated debt obligations, and obligations secured by a letter of credit, of the Federal Home Loan Banks; and

                              (iii) debt obligations and mortgage-backed securities of the Federal National Mortgage Association which have not had the interest portion thereof severed therefrom;

                           (d) obligations of any corporation organized under
                  the laws of any state of the United States of America or under the laws of any other nation, payable in the United States of America, expressed to mature not later than 92 days following the date of issuance thereof and rated at least "A-1" by S&P and "P-1" Moody's;

                           (e) interest bearing demand or time deposits issued
                  by the Lender or certificates of deposit maturing within one year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or of any state thereof having capital surplus and undivided profits aggregating at least $400,000,000 and being rated A-3 or better by S&P or A or better by Moody's;

                           (f)      Pre-Refunded Municipal Obligations;

                           (g) shares of mutual funds which invest in
                  obligations described in paragraphs (a) through (g) above, the shares of which mutual funds are at all times rated "AAA" by S&P;

                           (h) asset-backed remarketed certificates of
                  participation representing a fractional undivided interest in the assets of a trust, which certificates are rated at least "A-1" by S&P and "P-1" by Moody's; and

                           (i) any other investments expressly permitted by
                  the corporate investment policy of Team Rental or the Borrower, as approved from time to time by their respective Boards of Directors;

                  Obligations listed in paragraphs (a), (b) and (c) above which are in book-entry form must be held in a trust account with the Federal Reserve Bank or with a clearing corporation or chain of clearing corporations which has an account with the Federal Reserve Bank;

                  "Eligible Vehicles" means, collectively, Repurchase Vehicles owned by the Borrower (not to include vehicles leased to Borrower) and included in the Borrower's vehicle rental fleet the purchase of which was financed or refinanced with the proceeds of an Advance hereunder, and with respect to which, in each case, the Borrower has granted to the Agent (or an agent designated by the Agent), in each case for the benefit of the Agent and the Lenders, a first priority Lien under the Security Agreement and:

                           (a) such Lien has become perfected and is of first
                  priority in accordance with the priority and perfection rules of each applicable jurisdiction (such perfection to include, without limitation (except for Liens on vehicles subject to Certificates of Title issued by states where the lien of a creditor cannot be indicated on the Certificate of Title, but where the security interest in which can be perfected notwithstanding such absence of indication), the due notation on the Vehicle's Certificate of Title of the Lien of the Lender (or an agent designated by the Lender) in the form and otherwise as required by the applicable jurisdiction; or

                           (b)      the Borrower has delivered to the Agent (or
an
                  agent designated by the Agent), in each case for the benefit of the Agent and the Lenders, Clear Certificates of Title, which Clear Certificates of Title are held by the Agent (or an agent designated by the Agent) on behalf of the Lenders in the Restricted Space;

         provided, however, that if the respective Repurchase Party for a Vehicle becomes subject to a Repurchase Party Default or a Repurchase Party Adverse Change prior to the Lenders making Advances hereunder with respect to such Vehicle, then such Vehicle shall not be an Eligible Vehicle; provided further that if, at any time, the respective Repurchase Party for an Eligible Vehicle (y) becomes subject to a Repurchase Party Default, or (z) becomes subject to a Repurchase Party Adverse Change which adverse change is not cured to the satisfaction of the Agent within thirty (30) days, then such Vehicle shall immediately cease to be an Eligible Vehicle; and; provided further that if any Vehicle has been leased by Borrower to an Affiliate of Borrower pursuant to Section 4.2(f) of the Security Agreement, then such Vehicle shall not be an Eligible Vehicle unless, in addition to satisfying the foregoing requirements (and without limitation thereof), (i) the Borrower has delivered to the Agent (A) the sole original of such lease executed by both the Borrower and such Affiliate, and (B) evidence of the filing of precautionary UCC financing statements acceptable to the Agent showing the Borrower as lessor, such Affiliate as lessee and the Agent as assignee, (ii) the Borrower has delivered to the Agent at the Restricted Space all supplements and supplemental schedules to such lease, and (iii) the Agent (for itself and on behalf of the Lenders) has a perfected, first priority security interest in such lease;

                  "Environmental Laws" means, collectively, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, any other "Superfund" or "Superlien" law or any other federal, or applicable state or applicable published local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material;

                  "ERISA" means, at any date, the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder, all as the same shall be in effect at such date;

                  "Eurodollar Business Day" means a Business Day on which the relevant international financial markets are open for the transaction of the business contemplated by this Agreement in London, England and New York, New York;

                  "Eurodollar Rate" means, for the Interest Period for any Eurodollar Rate Loan, the rate of interest per annum determined pursuant to the following formula:


                                 Interbank Offered Rate          Applicable
         Eurodollar Rate =____________________________________ +
                            1 - Applicable Reserve Percentage      Margin

                  "Eurodollar Rate Loan" means a Loan for which the rate of interest is determined by reference to the Eurodollar Rate;

                  "Event of Default" means any of the occurrences set forth as such in Section 9.01 hereof;

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder;

                  "Facility Termination Date" means the date on which the Revolving Credit Termination Date shall have occurred, and the Borrower shall have fully, finally and irrevocably paid and satisfied all Obligations (other than Obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable);

                  "Federal Funds Effective Rate" means, for any day, the rate per annum (rounded upward to the nearest 1/100% of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate quoted to the Agent on such day on such transactions, as determined by the Agent;

                  "Fiscal Year" means the fiscal year of Team Rental and its Subsidiaries commencing on January 1 of each calendar year and ending on December 31 of each calendar year;

                  "Floating CD Rate" means, for any CD Rate Loan, the per annum rate of interest (expressed as a percentage and rounded upwards if necessary to the nearest 1/100 of 1%) determined in good faith by the Agent in accordance with the usual procedures for its customers generally to be the average of the secondary market bid rates at approximately 10:00 A.M. Charlotte, North Carolina time on each day of such CD Rate Loan of at least two dealers of recognized standing in negotiable certificates of deposit for the purchase at face value of negotiable certificates of deposit of major money center banks for delivery on such day in an amount approximately equal to the principal amount of such CD Rate
         Loan for a period of 90 days;

                  "Four-Quarter Period" means a period of four full consecutive fiscal quarters of Team Rental and its Subsidiaries, taken together as one accounting period.

                  "GAAP" or "Generally Accepted Accounting Principles" means those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report, as such principles are from time to time supplemented and amended;

                  "Government Securities" means direct obligations of, or obligations the timely payment of principal and interest on which are fully and unconditionally guaranteed by, the United States of America;

                  "Governmental Authority" shall mean any Federal, state, municipal, national or other governmental department, commission, board, bureau, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative or judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether of a state of the United States, the United States or a foreign governmental entity;

                  "Guarantors" means, at any date, Team Rental and all Subsidiaries of Team Rental or the Borrower at such date, other than Metro West, Inc., Team Realty Services, Inc., Team Fleet Financing Corporation, Brac Socal Funding Corporation, Fort Wayne Rental Group, Inc., or (until it signs a Guaranty pursuant to Section 4.03) Dayton Auto Lease Company;

                  "Guaranty" means each Guaranty and Suretyship Agreement in substantially the form of Exhibit I-1 or I-2 attached hereto, as any such Guaranty may be amended, modified or supplemented from time to time in accordance with the terms thereof;

                  "Hazardous Material" means and includes any hazardous, toxic or dangerous waste, substance or material, the generation, handling, storage, disposal, treatment or emission of which is subject to any Environmental Law;

                  "Indebtedness" means with respect to any Person, without duplication, all Indebtedness for Money Borrowed, all indebtedness of such Person for the acquisition of property, all indebtedness secured by any Lien on the property of such Person whether or not such indebtedness is assumed, all liability of such Person by way of endorsements (other than for collection or deposit in the ordinary course of business), all Contingent Obligations, all Rate Hedging Obligations and other items which in accordance with Generally Accepted Accounting Principles is classified as a liability on a balance sheet other than accrued expenses and accrued taxes; but excluding all accounts payable in the ordinary course of business so long as payment therefor is due within one year; provided that in no event shall the term Indebtedness include partners' capital, surplus and retained earnings, minority interest in Subsidiaries, lease obligations (other than pursuant to Capital Leases), reserves for current and deferred income taxes and investment credits, other deferred credits and reserves, and deferred compensation obligations;

                  "Indebtedness for Money Borrowed" means, with respect to any Person, all indebtedness in respect of money borrowed, including without limitation all Capital Leases and the deferred purchase price of any property or asset, evidenced by a promissory note, bond or similar written obligation for the payment of money (including, but not limited to, conditional sales or similar title retention agreements);

                  "Interbank Offered Rate" means, with respect to any Eurodollar Rate Loan for the Interest Period applicable thereto, the average (rounded upward to the nearest one-sixteenth (1/16th) of one percent) per annum rate of interest determined by the office of the Agent (each such determination to be conclusive and binding) as of two Eurodollar Business Days prior to the first day of such Interest Period, as the effective rate at which deposits in immediately available funds in Dollars are being, have been, or would be offered or quoted by the Agent to major banks in the applicable interbank market for Eurodollar deposits at any time during the Eurodollar Business Day which is the second Eurodollar Business Day immediately preceding the first day of such Interest Period, for a term comparable to such Interest Period and in the amount of the Eurodollar Rate Loan. If no such offers or quotes are generally available for such amount, the Agent shall be entitled to determine the Eurodollar Rate by estimating in its reasonable judgment the per annum rate (as described above) that would be applicable if such quote or offers were generally available;

                  "Interest Period" for each Eurodollar Rate Loan means a period commencing on the date such Eurodollar Rate Loan is made or converted and each subsequent period commencing on the last day of the immediately preceding Interest Period for such Eurodollar Rate Loan, and ending, at the Borrower's option, on the date one, two or three months thereafter as notified to the Agent by the Authorized Representative three (3) Eurodollar Business Days prior to the beginning of such Interest Period; provided, that,

                       (i) if the Authorized Representative fails to notify
                  the Agent of the length of an Interest Period three (3) Eurodollar Business Days prior to the first day of such Interest Period, the Loan for which such Interest Period was to be determined shall be deemed to be a Base Rate Loan as of the first day thereof;

                      (ii) if an Interest Period for a Eurodollar Rate Loan
                  would end on a day which is not a Eurodollar Business Day, such Interest Period shall be extended to the next Eurodollar Business Day (unless such extension would cause the applicable Interest Period to end in the succeeding calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day); and

                     (iii) any Interest Period which begins on the last
                  Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month;

                      (iv) no Interest Period shall extend past the
                  Revolving Credit Termination Date; and

                       (v) there shall not be more than five (5) Interest
                  Periods in effect on any day;

                  "Interest Rate Selection Notice" means the telephonic or telefacsimile request of an Authorized Representative to elect a subsequent Interest Period for or to convert a Loan or Loans of any type hereunder, as such election or conversion shall be otherwise permitted herein. Any Interest Rate Selection Notice shall be binding on and irrevocable by the Borrower and if telephonic shall be confirmed by facsimile transmission delivered to the Agent, effective upon receipt, on the same Business Day upon which the telephonic request is made, by the Authorized Representative in the form attached hereto as Exhibit F;

                  "Investment Grade Rating" means, with respect to a Person, a rating of the senior, unsecured long-term debt of such Person or, if such Person does not have a senior, unsecured long-term debt rating from Moody's and S&P, such Person's parent corporation, of Baa3 or higher by Moody's and BBB- or higher by S&P;

                  "Lending Office" means, as to each Lender, the Lending Office of such Lender designated on the signature pages hereof or in an Assignment and Acceptance or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Authorized Representative and the Agent as the office by which its Loans are to be made and maintained;

                  "Lien" means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes;

                  "Loan" or "Loans" means any borrowing pursuant to an Advance under the Revolving Credit Facility;

                  "Loan Documents" means this Agreement, the Notes, the Guaranties, the Security Agreement and all other instruments and documents heretofore or hereafter executed or delivered to and in favor of any Lender or the Agent (or an agent designated by the Agent) in connection with the Loans made under this Agreement, as the same may be amended, modified or supplemented from the time to time;

                  "Material Adverse Effect" means a material adverse effect on
         (i) the business, properties, operations or condition, financial or otherwise, of (A) Team Rental and its consolidated Subsidiaries taken as an aggregate or (B) the Borrower individually, (ii) the ability of the Borrower or any Guarantor to pay or perform its respective obligations, liabilities and indebtedness under the Loan Documents as such payment or performance becomes due in accordance with the terms thereof, or (iii) the rights, powers and remedies of the Agent or any Lender under any Loan Document or the validity, legality or enforceability thereof (including for purposes of clauses (ii) and (iii) the imposition of burdensome conditions thereon);

                  "Material Subsidiary" means (a) any Subsidiary identified on
         Schedule 2 attached hereto, (b) any Subsidiary that leases any Vehicle from the Borrower or otherwise, or (c) any other Subsidiary having more than $500,000 in assets on the Closing Date or the date of determination;

                  "Moody's" means Moody's Investors Service, Inc., a Delaware corporation;

                  "Multi-employer Plan" means an employee pension benefit plan covered by Title IV of ERISA and in respect of which the

         Borrower or any Subsidiary is an "employer" as described in Section 4001(b) of ERISA, which is also a multi-employer plan as defined in
         Section 4001(a)(3) of ERISA;

                  "Notes" means, collectively, the promissory notes of the Borrower evidencing Loans executed and delivered to the Lenders as provided in Section 2.06 hereof substantially in the form attached hereto as Exhibit G;

                  "Obligations" means the obligations, liabilities and Indebtedness of the Borrower with respect to (i) the principal and interest on the Loans as evidenced by the Notes, (ii) the payment and performance of all other obligations, liabilities and Indebtedness of the Borrower to NationsBank, the Agent or any Lender hereunder, under any one or more of the other Loan Documents or with respect to the Loans, and (iii) all obligations of the Borrower to any Lender which arise under a Swap Agreement;

                  "Outstandings" means, collectively, at any date, the Swing Line Outstandings and Revolving Credit Outstandings on such date;

                  "Participation" means with respect to any Lender (other than NationsBank) and a Swing Line Loan, the extension of credit represented by the participation of such Lender hereunder in the liability of NationsBank in respect of such Swing Line Loan;

                  "Person" means an individual, partnership, corporation, trust, limited liability company, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof;

                  "Pre-Refunded Municipal Obligations" means obligations of any state of the United States of America or of any municipal corporation or other public body organized under the laws of any such state which are rated, based on the escrow, in the highest investment rating category by both S&P and Moody's and which have been irrevocably called for redemption and advance refunded through the deposit in escrow of Government Securities or other debt securities which are (i) not callable at the option of the issuer thereof prior to maturity, (ii) irrevocably pledged solely to the payment of all principal and interest on such obligations as the same becomes due and (iii) in a principal amount and bear such rate or rates of interest as shall be sufficient to pay in full all principal of, interest, and premium, if any, on such obligations as the same becomes due as verified by a nationally recognized firm of certified public accountants;

                  "Prime Rate" means the rate of interest per annum announced publicly by the Agent as its prime rate from time to time. The Prime Rate is not necessarily the best or the lowest rate of interest offered by the Agent;

                  "Principal Office" means the office of the Agent at Independence Center, 15th Floor, Charlotte, North Carolina 28255, Attention: Corporate Credit Services or such other office and address as the Agent may from time to time designate;

                  "Rate Hedging Obligations" means any and all obligations of the Borrower, Team Rental or any of their respective Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, Dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants and those commonly known as interest rate "swap" agreements; and (b) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing;

                  "Regulation D" means Regulation D of the Board as the same may be amended or supplemented from time to time;

                  "Regulatory Change" means any change effective after the Closing Date in United States federal or state laws or regulations (including Regulation D and capital adequacy regulations) or foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks, which includes any of the Lenders, under any United States federal or state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy, including with respect to "highly leveraged transactions," whether or not having the force of law, whether or not failure to comply therewith would be unlawful and whether or not published or proposed prior to the date hereof;

                  "Repurchase Agreement" means each fleet incentive program offered through an Eligible Repurchase Party together with the repurchase agreement or guaranteed depreciation agreement among the Borrower and such Eligible Repurchase Party relating to such fleet incentive program and pursuant to which such Eligible Repurchase Party agrees to repurchase vehicles sold to the Borrower thereunder or to reimburse the Borrower in respect of shortfalls in resale prices of vehicles upon terms and conditions set forth therein, and with respect to which the Borrower has complied with Sections 7.19 and 7.21 hereof, including the obtaining of such consent or approval of the Agent as may be required thereby, together with any amendment, supplement or modification thereto allowed pursuant to the terms hereof and thereof and any similar agreements entered into from time to time for the purpose of financing Vehicles hereunder by the Borrower and an Eligible Repurchase Party with respect to which the Borrower has complied with Sections 7.19 and
         7.21 hereof; provided that (i) with respect to any new repurchase agreement (including a repurchase agreement of a new Repurchase Party) that is proposed for consideration after the date hereof as a Repurchase Agreement, prior to such new repurchase agreement constituting a "Repurchase Agreement" hereunder, the Agent has been given not less than ten (10) days notice (or such shorter period of time as shall be acceptable to the Agent) of a draft of such new repurchase agreement as it then exists at the time of such notice (and shall be provided a final copy of such new repurchase agreement promptly upon its being available) and shall have consented to the inclusion of such new repurchase agreement as a "Repurchase Agreement" hereunder and (ii) with respect to any change in the terms of any existing Repurchase Agreement, prior to such Repurchase Agreement constituting a "Repurchase Agreement" hereunder, the Agent shall have been provided in writing a copy of such change and shall have consented to such change in the terms thereof;

                  "Repurchase Date" means, with respect to any Eligible Vehicle, the date on which the applicable Repurchase Party accepts such Eligible Vehicle for repurchase under the terms of the applicable Repurchase Agreement and becomes obligated to pay the Repurchase Price thereof;

                  "Repurchase Party" means any Person approved by the Agent hereunder as a "Repurchase Party" in respect of Eligible Vehicles acquired by the Borrower and which enters into a Repurchase Agreement in accordance with Section 7.19 hereof;

                  "Repurchase Party Adverse Change" means, with respect to any Repurchase Party, (a) the occurrence of any material adverse effect upon the ability of such Person to perform, or a material default, under one or more of its Repurchase Agreements, in any case, resulting from any act, omission, situation, status, event or undertaking, either singly or taken together (as determined by the Agent); or (b) the failure of such Person to have an Investment Grade Rating (or, in the case of a Repurchase Party with respect to foreign Vehicles, if such Person and its foreign corporate parent, if any, both fail to have an Investment Grade Rating);

                  "Repurchase Party Default" means, with respect to any Repurchase Party, (a) the filing of a petition, answer or consent by or against such Person seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal, state or foreign bankruptcy law or other United States or foreign similar law, or the consenting by such Person to the institution of proceedings thereunder against such Person or to the filing of any such petition or to the appointment of or taking of possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of such Person, or of any substantial part of its properties, or the making by such Person of a general assignment for the benefit of creditors or such Person's failure generally to pay its debts as they become due, or the taking of any action in furtherance of any such action; or (b) the entry of a decree or order for relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal, state or foreign bankruptcy law or similar United States of foreign law, with respect to such Person, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for such Person, or for any substantial part of its properties, or ordering the winding-up or liquidation of its affairs, or the filing of an involuntary petition against such Person and the entry of a temporary stay, which petition and stay is not being diligently contested or which petition and stay has continued undismissed for a period of sixty (60) consecutive days; or (c) a proceeding shall be commenced by such person, or by any governmental authority having jurisdiction over such Person, seeking to establish the invalidity or unenforceability of all or any portion of any Repurchase Agreement (exclusive of questions of interpretation of any provision thereof), or such Person shall deny any obligation (i) to repurchase Eligible Vehicles or (ii) to make any material payments, in each case, under any of its Repurchase Agreements;

                  "Repurchase Party Payment" has the meaning assigned in
         Section 6.04 hereof;

                  "Repurchase Price" means the price at which a Repurchase Party is obligated, upon acceptance, to repurchase or has repurchased an Eligible Vehicle pursuant to a Repurchase Agreement;

                  "Repurchase Receivable" means all payments due from and payable by a Repurchase Party (i) in respect of the repurchase price for a Vehicle tendered by or on behalf of the Borrower and accepted by the Repurchase Party under the applicable Repurchase Agreement or
         (ii) in respect of the deficiency of the resale price of a Vehicle under the amount guaranteed or otherwise provided as the basis for computing payments due the Borrower under the applicable Repurchase Agreement;

                  "Repurchase Receivable Account" has the meaning assigned in Section 6.04 hereof;

                  "Repurchase Vehicles" means, collectively, Vehicles which
         (a) have been purchased under a Repurchase Agreement in favor of the Borrower, which Repurchase Agreement has been assigned to the Agent (for the benefit of the Lenders), and such assignment has been consented by the respective Repurchase Party, subject to the last sentence of Section 7.19, and (b) are subject to and eligible for repurchase under such Repurchase Agreement (which Repurchase Agreement has been consented to by the Agent);

                  "Required Lenders" means, as of any date, Lenders on such date having Credit Exposures (as defined below) aggregating at least 66-2/3% of the aggregate Credit Exposures of all the Lenders on such date. For purposes of the preceding sentence, the amount of the "Credit Exposure" of each Lender shall be equal to the aggregate principal amount of the Loans owing to such Lender plus the aggregate unutilized amounts of such Lender's Revolving Credit Commitment (without regard to any Swing Line Outstandings); provided that if any Lender shall have failed to pay to NationsBank its Applicable Commitment Percentage of any Swing Line Loan, such Lender's Credit Exposure attributable to all Swing Line Outstandings shall be deemed to be held by NationsBank for purposes of this definition;

                  "Restricted Payment" means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Team Rental or any of its Subsidiaries (including Borrower) (other than those payable or distributable by a Subsidiary other than the Borrower to Team Rental or the Borrower) now or hereafter outstanding, except a dividend payable solely in shares of a class of stock to the holders of that class; (b) any redemption, conversion, exchange, retirement or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Team Rental or any of its Subsidiaries (including Borrower) (other than those payable or distributable solely to the Borrower) now or hereafter outstanding; (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Team Rental or any of its Subsidiaries (including Borrower) now or hereafter outstanding; and (d) any issuance and sale of capital stock of any Subsidiary of Team Rental (including Borrower) (or any option, warrant or right to acquire such stock) other than to the Borrower;

                  "Restricted Space" shall have the meaning assigned thereto in the Security Agreement;

                  "Revolving Credit Commitment" means, with respect to each Lender, the obligation of such Lender to make Loans to the Borrower up to an aggregate principal amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Revolving Credit Commitment;

                  "Revolving Credit Facility" means the facility described in
         Article II hereof providing for Loans to the Borrower by the Lenders in the aggregate principal amount of the Total Revolving Credit Commitment;

                  "Revolving Credit Outstandings" means, as of any date of determination, the aggregate principal amount of all Loans then outstanding and all interest accrued thereon;

                  "Revolving Credit Termination Date" means the earliest to occur of (i) November 31, 1996, or (ii) such earlier date of termination of Lender's obligations pursuant to Section 9.01 upon the occurrence of an Event of Default, or (iii) the earlier date of closing of the "Senior Financing" (as defined in that certain letter agreement dated April 3, 1996 between NationsBank Capital Markets, Inc., and Team Rental), or (iv) such date as the Borrower may voluntarily permanently terminate the Revolving Credit Facility by payment in full of all Obligations;

                  "Sales and Ineligible Vehicle Report" means a certificate of an Authorized Representative in the form attached as Exhibit 1 to Exhibit D hereto;

                  "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill;

                  "Security Agreement" means the Security Agreement of even date herewith between the Borrower and the Agent, as amended, modified or supplemented from time to time in accordance with the terms thereof;

                  "Single Employer Plan" means any employee pension benefit plan covered by Title IV of ERISA and in respect of which the Borrower or any Subsidiary is an "employer" as described in Section 4001(b) of ERISA, which is not a Multi-employer Plan;

                  "Solvent" means, when used with respect to any Person, that at the time of determination:

                           (i) the fair value of its assets (both at fair
                  valuation and at present fair salable value on an orderly basis) is in excess of the total amount of its liabilities, including, without limitation, Contingent Obligations; and

                          (ii) it is then able and expects to be able to pay
                  its debts as they mature; and

                         (iii) it has capital sufficient to carry on its
                  business as conducted and as proposed to be conducted;

                  "Subsidiary" means any corporation or other entity in which more than 50% of its outstanding voting stock or more than 50% of all equity interests is owned directly or indirectly by Team Rental or the Borrower or by one or more of Team Rental's or the Borrower's Subsidiaries;

                  "Swap Agreement" means one or more agreements with respect to Indebtedness evidenced by any or all of the Notes on terms mutually acceptable to Borrower and such Person and approved by each of the Lenders, which agreements create Rate Hedging Obligations; provided, however, that no such approval of the Lenders shall be required to the extent such agreements are entered into between the Borrower and any Lender;

                  "Swing Line" means the revolving line of credit established by NationsBank in favor of the Borrower pursuant to Section 2.13;

                  "Swing Line Loans" means loans made by NationsBank to the Borrower pursuant to Section 2.13;

                  "Swing Line Outstandings" means, as of any date of determination, the aggregate principal amount of all Swing Line Loans then outstanding;

                  "Team Rental" means Team Rental Group, Inc., a Delaware corporation;

                  "Team Vehicles" shall mean all of Team Rental's and each of its Subsidiaries' now existing and hereafter acquired motor vehicle inventory consisting of cars, vans and other vehicles of all types and descriptions, whether held for sale, lease or rental purposes (and including without limitation any Vehicles financed hereunder);

                  "Team Vehicle Utilization" means, on any given day, the percentage of Team Vehicles that are leased to customers of Team Rental or any of its Subsidiaries on such date;

                  "Total Revolving Credit Commitment" means a principal amount of $15,000,000, as such amount may be increased in accordance with
         Section 4.03, or reduced from time to time in accordance with Section 2.08;

                  "$30 Million Credit Agreement" means the term loan agreement anticipated to be entered into on or after the date hereof, providing for a term loan in the original principal amount of approximately $30,000,000, by NationsBank, National Association (South) (or other lenders) to Team Rental;

                  "Unused Fee" means the fee payable by Borrower to the Lender pursuant to Section 2.10(a);

                  "Vehicles" shall mean all of the Borrower's now existing and hereafter acquired motor vehicle inventory consisting of automobiles, light trucks and vans of all types and descriptions, whether held for sale, lease or rental purposes, the acquisition or refinancing of which are financed pursuant to this Agreement;

                  "Voting Stock" means shares of capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

         1.02  Rules of Interpretation.

         (a) All accounting terms not specifically defined herein shall have the meanings assigned to such terms and shall be interpreted in accordance with GAAP applied on a Consistent Basis.

         (b) Each term defined in Article 1 or 9 of the Florida Uniform Commercial Code shall have the meaning given therein unless otherwise defined herein, except to the extent that the Uniform Commercial Code of another jurisdiction is controlling, in which case such terms shall have the meaning given in the Uniform Commercial Code of the applicable jurisdiction.

         (c) The headings, subheadings and table of contents used herein or in any other Loan Document are solely for convenience of reference and shall not constitute a part of any such document or affect the meaning, construction or effect of any provision thereof.

         (d) Except as otherwise expressly provided, references herein to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules are references to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules in or to this Agreement.

         (e) All definitions set forth herein or in any other Loan Document shall apply to the singular as well as the plural form of such defined term, and all references to the masculine gender shall include reference to the feminine or neuter gender, and vice versa, as the context may require.

         (f) Unless the context indicates otherwise, when used herein or in any other Loan Document, the disjunctive "or" includes the conjunctive "and".

         (g) When used herein or in any other Loan Document, words such as "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

         (h) References to "including" means including without limiting the generality of any description preceding such term, and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

         (i) All dates and times of day specified herein shall refer to such dates and times at Charlotte, North Carolina.

         (j) Each of the parties to the Loan Documents and their counsel have reviewed and revised, or requested (or had the opportunity to request) revisions to, the Loan Documents, and any rule of construction that ambiguities are to be resolved against the drafting party shall be inapplicable in the construing and interpretation of the Loan Documents and all exhibits, schedules and appendices thereto.

         (k) Any reference to an officer of the Borrower or any other Person by reference to the title of such officer shall be deemed to refer to each other officer of such Person, however titled, exercising the same or substantially similar functions.

         (l) All references to any agreement or document as amended, modified or supplemented, or words of similar effect, shall mean such document or agreement, as the case may be, as amended, modified or supplemented from time to time only as and to the extent permitted therein and in the Loan Documents.

                                  ARTICLE II

                                   The Loans

         2.01  Revolving Credit Facility

         (a) Commitment. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Advances to the Borrower, from time to time from the Closing Date until the Revolving Credit Termination Date on a pro rata basis as to the total borrowing requested by the Borrower on any day determined by such Lender's Applicable Commitment Percentage up to but not exceeding the Revolving Credit Commitment of such Lender, provided, however, that each Advance shall be used to purchase or re-finance Eligible Vehicles on or after the Closing Date, and the amount of an Advance shall be no greater than the Borrower's actual purchase price for the respective Vehicles (as specified on the respective Borrowing Notice); provided, further that the Borrower's purchase price for an Eligible Vehicle shall be no greater than the Eligible Net Book Value of such Vehicle; provided further, that the Lenders will not be required and shall have no obligation to make any Advance (i) so long as a Default or an Event of Default has occurred and is continuing or
(ii) if the Agent has accelerated the maturity of the Notes as a result of an Event of Default; and provided further that immediately after giving effect to each Advance, the principal amount of all Revolving Credit Outstandings plus Swing Line Outstandings shall not exceed the lesser of the Total Revolving Credit Commitment or the Borrowing Base. Within such limits, the Borrower may borrow, repay and reborrow hereunder, on a Business Day in the case of a Base Rate Loan and on a Eurodollar Business Day in the case of a Eurodollar Rate Loan, from the Closing Date until, but (as to borrowings and reborrowings) not including, the Revolving Credit Termination Date; provided, however, that (x) no Eurodollar Rate Loan shall be made which has an Interest Period that extends beyond the Revolving Credit Termination Date and (y) each Eurodollar Rate Loan may, subject to the provisions of Section 2.09, be repaid only on the last day of the Interest Period with respect thereto unless the Borrower shall pay to the Agent for the account of the Lenders the additional amount, if any, required under Section 3.04.

         (b) Amounts. Except as otherwise permitted by the Lenders from time to time, the aggregate unpaid principal amount of the Revolving Credit Outstandings plus Swing Line Outstandings shall not exceed at any time, an amount equal to the lesser of the Total Revolving Credit Commitment or the Borrowing Base, and in the event there shall be outstanding any such excess, the Borrower shall immediately make such payments and prepayments as shall be necessary to comply with this restriction. Each Loan hereunder, other than Base Rate Refunding Loans, and each conversion under Section 2.09 shall be in an amount of at least $100,000 or an integral multiple of $10,000.

         (c) Advances. (i) An Authorized Representative shall give the Agent
(1) at least three (3) Eurodollar Business Days' irrevocable telefacsimile transmission of a Borrowing Notice or Interest Rate Selection Notice (as applicable) of each Eurodollar Rate Loan (whether representing an additional borrowing hereunder or the conversion of a borrowing hereunder from Base Rate Loans to Eurodollar Rate Loans or the continuation of a Eurodollar Rate Loan for an additional Interest Period) prior to 10:30 A.M.; and (2) irrevocable telefacsimile transmission of a Borrowing Notice of each Base Rate Loan representing an additional borrowing hereunder prior to 10:30 A.M. on the day of such proposed Base Rate Loan. Each such notice, which shall be effective upon receipt by the Agent, shall specify the amount of the borrowing, the type of Loan (Base Rate or Eurodollar Rate), the date of borrowing and, if a Eurodollar Rate Loan, the Interest Period to be used in the computation of interest. Notice of receipt of such Borrowing Notice or Interest Rate Selection Notice, as the case may be, together with the amount of each Lender's portion of an Advance requested thereunder, shall be provided by the Agent to each Lender by telefacsimile transmission with reasonable promptness, but (provided the Agent shall have received such notice by 10:30 A.M.) not later than 1:00 P.M. on the same day as the Agent's receipt of such notice.

                  (ii) Not later than 2:00 P.M. on the date specified for each borrowing under this Section 2.01, each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the Advance or Advances to be made by it on such day available by wire transfer to the Agent in the amount of its pro rata share, determined according to such Lender's Applicable Commitment Percentage of the Revolving Loan or Revolving Loans to be made on such day. Such wire transfer shall be directed to the Agent at the Principal Office and shall be in the form of Dollars constituting immediately available funds. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by delivery of the proceeds thereof to the respective Dealer (or finance source of a Dealer) as required pursuant to Section 2.12 hereof and as directed in the applicable Borrowing Notice by the Authorized Representative.

                  (iii) The Borrower shall have the option to elect the duration of the initial and any subsequent Interest Periods and to convert the Loans in accordance with Section 2.09. Eurodollar Rate Loans and Base Rate Loans may be outstanding at the same time, provided, however, there shall not be outstanding at any one time Eurodollar Rate Loans having more than ten (10) different Interest Periods. If the Agent does not receive a Borrowing Notice or an Interest Rate Selection Notice giving notice of election of the duration of an Interest Period or of conversion of any Loan to or continuation of a Loan as a Eurodollar Rate Loan by the time prescribed by Section 2.01(c) or 2.09, the Borrower shall be deemed to have elected to convert such Loan to (or continue such Loan as) a Base Rate Loan until the Borrower notifies the Agent in accordance with
Section 2.09.

         2.02 Payment of Interest. (a) The Borrower shall pay interest to the Agent for the account of each Lender on the outstanding and unpaid principal amount of each Loan made by such Lender for the period commencing on the date of such Loan until such Loan shall be due at the then applicable Base Rate for Base Rate Loans or applicable Eurodollar Rate for Eurodollar Rate Loans, as designated by the Authorized Representative pursuant to Section 2.01 hereof or as otherwise provided herein; provided, however, that if any amount shall not be paid when due (at maturity, by acceleration or otherwise), all amounts outstanding hereunder shall bear interest thereafter at the Default Rate.

         (b) Interest on each Loan shall be computed on the basis of a year of 360 days and calculated for the actual number of days elapsed. Interest on each Loan shall be paid (a) quarterly in arrears on the last Business Day of each calendar quarter commencing June 30, 1996, on each Base Rate Loan, (b) on the last day of the applicable Interest Period for each Eurodollar Rate Loan, and (c) upon payment in full of the principal amount of the Loan at the Revolving Credit Termination Date.

         2.03 Payment of Principal. The principal amount of each Loan shall be due and payable to the Agent in full on the Revolving Credit Termination Date, or earlier as specifically provided herein. The principal amount of any Base Rate Loan may be prepaid in whole or in part at any time. The principal amount of any Eurodollar Rate Loan may be prepaid only at the end of the applicable Interest Period unless the Borrower shall pay to the Agent for the account of the Lenders the additional amount, if any, required under Section 3.04. All prepayments of Loans made by the Borrower shall be in the amount of $1,000,000 or such greater amount which is an integral multiple of $1,000,000, or the amount equal to all Revolving Credit Outstandings, or such other amount as necessary to comply with Section 2.01(b) or Section 2.08.

         2.04 Payments; Non-Conforming Payments. (a) Each payment of principal (including any prepayment) and payment of interest and fees, and any other amount required to be paid for the Lenders with respect to the Loans, shall be made to the Agent at the Principal Office in Dollars and in immediately available funds before 2:00 P.M. on the date such payment is due. The Agent may at the written direction of the Borrower, but shall not be obligated to, debit the amount of any such payment which is not made by such time to any ordinary deposit account, if any, of the Borrower with the Agent. Except for permanent reductions of the Revolving Credit Facility as provided in Section
2.08 or mandatory prepayments pursuant to Section 2.05, the Borrower shall give the Agent one (1) Business Day prior telephonic notice of any payment of principal, such notice to be given by not later than 11:00 a.m. on the date of such payment.

         (b) The Agent shall deem any payment by or on behalf of the Borrower hereunder that is not made both (i) in Dollars and in immediately available funds and (ii) prior to 2:00 P.M. to be a non-conforming payment. Any such payment shall not be deemed to be received by the Agent until the later of (A) the time such funds become available funds and (B) the next Business Day. Any non-conforming payment will not be deemed a payment and interest shall continue to accrue on any principal as to which a non-conforming payment is made, until the later of (Y) the time such funds become available funds and
(Z) the next Business Day at the Default Rate from the date such amount was due and payable until the date such amount is paid in full.

         (c) In the event that any payment hereunder or under the Notes becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day unless provided otherwise under clause (ii) of the definition of "Interest Period"; provided that interest shall continue to accrue during the period of any such extension, and provided further, that in no event shall any such due date be extended beyond the Revolving Credit Termination Date.

         2.05  Mandatory Repayments.

         (a) Depreciation Payments. Within ten (10) days after the end of each calendar month, the Borrower shall pay to the Agent for the account of the Lenders an amount equal to the aggregate of the depreciation on each Eligible Vehicle during such month, determined as follows: (i) calculated over the course of such month at the applicable Depreciation Rate multiplied by the Eligible Net Book Value (as at the beginning of such month) for each Eligible Vehicle or (ii) if the monthly depreciation charge for an Eligible Vehicle (as set forth in the respective Repurchase Agreement) is an absolute Dollar amount rather than a rate, than the Borrower shall pay such amount to the Agent as depreciation for such Vehicle during such month. Such payments shall be applied by the Agent (on a pro rata basis in accordance with Section 2.07) to any outstanding principal or accrued interest on the Loans.

         (b) Vehicle Sales. Immediately after the sale of any Eligible Vehicle, the Borrower shall pay to the Agent for the account of the Lenders (on a pro rata basis in accordance with Section 2.07) an amount equal to the Eligible Net Book Value of such Vehicle immediately prior to such sale.

         (c) Ineligible Vehicles. Any Vehicle shall immediately cease to be an Eligible Vehicle if (a) the respective Repurchase Party becomes subject to a Repurchase Party Default, (b) the respective Repurchase Party becomes subject to a Repurchase Party Adverse Change which is not cured to the satisfaction of the Agent within thirty (30) days, or (c) such Vehicle otherwise fails in any way to satisfy the requirements for an Eligible Vehicle. Immediately after any Vehicle ceases to be an Eligible Vehicle, the Borrower shall pay to the Agent for the account of the Lenders (on a pro rata basis in accordance with Section 2.07) an amount equal to the Eligible Net Book Value of such Vehicle.

         2.06 Notes. Loans made by each Lender shall be evidenced by, and be repayable with interest in accordance with the terms of, the Note payable to the order of such Lender in the amount of its Revolving Credit Commitment, which Note shall be dated the Closing Date or a later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by the Borrower.

         2.07 Pro Rata Payments. Except as otherwise provided herein, (a) each payment on account of the principal of and interest on the Loans and the fees described in Section 2.10(a) shall be made to the Agent for the account of the Lenders pro rata based on their Applicable Commitment Percentages, (b) all payments to be made by the Borrower for the account of each of the Lenders on account of principal, interest and fees, shall be made without diminution, setoff, recoupment or counterclaim, and (c) the Agent will promptly distribute to the Lenders in immediately available funds payments received in fully collected, immediately available funds from the Borrower.

         2.08  Reductions; Allocation of Reductions and Increases.

         (a) Reductions. The Borrower shall, by notice from an Authorized Representative, have the right from time to time (but not more frequently than once during each fiscal quarter), upon not less than two (2) Business Days written notice to the Agent to reduce the Total Revolving Credit Commitment. Each such reduction shall be in the aggregate amount of $5,000,000 or such greater amount which is in an integral multiple of $1,000,000, and shall permanently reduce the Total Revolving Credit Commitment. No such reduction shall result in the payment of any Eurodollar Rate Loan other than on the last day of the Interest Period of such Loan unless such prepayment is accompanied by amounts due, if any, under Section 3.04. Each reduction of the Total Revolving Credit Commitment shall be accompanied by payment of the Loans to the extent that the principal amount of Revolving Credit Outstandings plus Swing Line Outstandings exceeds the lesser of the Total Revolving Credit Commitment or the Borrowing Base, after giving effect to such reduction, together with accrued and unpaid interest on the amounts prepaid.

         (b) Allocation of Reductions and Increases. Concurrently with any reduction of, or increase in, the Total Revolving Credit Commitment pursuant to Section 2.08(a) or 4.03, the Revolving Credit Commitment of each Lender shall automatically be increased or decreased (as the case may be) on a pro rata basis, so that the Applicable Commitment Percentage of each Lender is unchanged by such increase or decrease in the Total Revolving Credit Commitment.

         2.09 Conversions and Elections of Subsequent Interest Periods. Provided that no Default or Event of Default shall have occurred and be continuing and subject to the limitations set forth below and in Article III, the Borrower may:

         (a) upon delivery, effective upon receipt, of a properly completed Interest Rate Selection Notice to the Agent on or before 10:30 A.M. on any Business Day, convert all or a part of Eurodollar Rate Loans to Base Rate Loans on the last day of the Interest Period for such Eurodollar Rate Loans; and

         (b) upon delivery, effective upon receipt, of a properly completed Interest Rate Selection Notice to the Agent on or before 10:30 A.M. three (3) Eurodollar Business Days the prior to the date of such election or conversion:

              (i) elect a subsequent Interest Period for all or a portion of Eurodollar Rate Loans to begin on the last day of the current Interest Period for such Eurodollar Rate Loans;

             (ii) convert Base Rate Loans to Eurodollar Rate Loans on any date.

         Each election and conversion pursuant to this Section 2.09 shall be subject to the limitations on Eurodollar Rate Loans set forth in the definition of "Interest Period" herein and in Sections 2.01, 2.02 and Article IV hereof. The Agent shall give written notice to each Lender of such notice of election or conversion prior to 3:00 P.M. on the day such notice of election or conversion is received. All such continuations or conversions of Loans shall be effected pro rata based on the Applicable Commitment Percentages of the Lenders.

         2.10  Fees.

         (a) Unused Fee. For the period beginning on the date that is fifteen
(15) days after the Closing Date and ending on the Revolving Credit Termination Date, the Borrower agrees to pay to the Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, an Unused Fee equal to three- tenths of one percent (.30%) per annum multiplied by the average daily amount by which the Total Revolving Credit Commitment exceeds the Revolving Credit Outstandings (without giving effect to Swing Line Outstandings or the Participations of any Lenders therein except for the Participation therein purchased by NationsBank as a Lender). Such payments of fees provided for in this Section shall be due in arrears on the last Business Day of each calendar quarter beginning June 30, 1996 to and on the Revolving Credit Termination Date. Notwithstanding the foregoing, so long as any Lender fails to make available any portion of its Revolving Credit Commitment when requested, such Lender shall not be entitled to receive payment of its pro rata share of such fee until such Lender shall make available such portion. Such fee shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

         (b) Commitment Fee. In addition to the foregoing, the Borrower shall pay to the Agent on or before the Closing Date the Commitment Fee (the "Commitment Fee") required pursuant to a letter agreement of even date herewith between the Borrower and the Agent.

         2.11 Deficiency Advances. No Lender shall be responsible for any default of any other Lender in respect to such other Lender's obligation to make any Loan hereunder or fund its purchase of any Participation hereunder nor shall the Revolving Credit Commitment of any Lender hereunder be increased as a result of such default of any other Lender. Without limiting the generality of the foregoing, in the event any Lender shall fail to advance funds to the Borrower as herein provided, the Agent may in its discretion, but shall not be obligated to, advance under the Note in its favor as a Lender all or any portion of such amount or amounts (each, a "deficiency advance") and shall thereafter be entitled to payments of principal of and interest on such deficiency advance in the same manner and at the same interest rate or rates to which such other Lender would have been entitled had it made such advance under its Note; provided that, upon payment to the Agent from such other Lender of the entire outstanding amount of each such deficiency advance, together with accrued and unpaid interest thereon, from the most recent date or dates interest was paid to the Agent by the Borrower on each Loan comprising the deficiency advance at the interest rate per annum for overnight borrowing by the Agent from the Federal Reserve Bank, then such payment shall be credited against the applicable Note of the Agent in full payment of such deficiency advance and the Borrower shall be deemed to have borrowed the amount of such deficiency advance from such other Lender as of the most recent date or dates, as the case may be, upon which any payments of interest were made by the Borrower thereon.

         2.12 Use of Proceeds. The proceeds of the Loans made pursuant to the Revolving Credit Facility hereunder shall be used by the Borrower to finance or refinance its purchase of Eligible Vehicles. The proceeds of Loans shall be paid directly by the Agent to the Dealer (or the financing source of the Dealer) selling such Vehicles to the Borrower (as specified in the respective Borrowing Notice).

         2.13 Swing Line. (a) Notwithstanding any other provision of this Agreement to the contrary, in order to administer the Revolving Credit Facility in an efficient manner and to minimize the transfer of funds between the Agent and the Lenders, NationsBank shall make available Swing Line Loans to the Borrower prior to the Revolving Credit Termination Date. NationsBank shall not make any Swing Line Loan pursuant hereto (i) if to the actual knowledge of NationsBank the Borrower is not in compliance with all the conditions to the making of Loans set forth in this Agreement,

(ii) if after giving effect to such Swing Line Loan, the Swing Line Outstandings exceed $10,000,000, or (iii) if after giving effect to such Swing Line Loan, the sum of the Swing Line Outstandings and Revolving Credit Outstandings exceeds the lesser of the Total Revolving Credit Commitment or the Borrowing Base. Swing Line Loans shall be limited to CD Rate Loans. The Company may borrow, repay and reborrow under this Section 2.13. Unless notified to the contrary by NationsBank, borrowings under the Swing Line shall be made in the minimum amount of $500,000 or, if greater, in amounts which are integral multiples of $50,000, upon written request by telefacsimile transmission, effective upon receipt, by an Authorized Representative of the Borrower made to NationsBank not later than 2:00 P.M. on the Business Day of the requested borrowing. Each such Borrowing Notice shall specify the amount of the borrowing and the date of borrowing, and shall be in the form of Exhibit D-2, with appropriate insertions. Unless notified to the contrary by NationsBank, each repayment of a Swing Line Loan shall be in the minimum amount of $500,000 or an integral multiple of $50,000 in excess thereof, or the aggregate amount of all Swing Line Outstandings. If the Borrower instructs NationsBank to debit any demand deposit account of the Borrower in the amount of any payment with respect to a Swing Line Loan, or Nationsbank otherwise receives repayment, after 2:00 P.M. on a Business Day, such payment shall be deemed received on the next Business Day.

         (b) CD Rate Loans shall bear interest at the CD Rate, the interest payable on Swing Line Loans is solely for the account of NationsBank, and all accrued and unpaid interest on Swing Line Loans shall be payable on the dates and in the manner provided in Sections 2.02(b) and 2.04 with respect to interest on Base Rate Loans (except that the amount of interest on Swing Line Loans shall be based on the CD Rate). The Swing Line Outstandings shall be evidenced by the Note delivered to NationsBank pursuant to Section 2.06.

         (c) Upon the making of a Swing Line Loan, each Lender shall be deemed to have purchased from NationsBank a Participation therein in an amount equal to that Lender's Applicable Commitment Percentage of such Swing Line Loan. Upon demand made by NationsBank, each Lender shall, according to its Applicable Commitment Percentage of such Swing Line Loan, promptly provide to NationsBank its purchase price therefor in an amount equal to its Participation therein. Any Advance made by a Lender pursuant to demand of NationsBank of the purchase price of its Participation shall be deemed (i) provided that the conditions to making Loans shall be satisfied, a Base Rate Refunding Loan under Section 2.01 until the Borrower converts such Base Rate Loan in accordance with the terms of Section 2.09, and (ii) in all other cases, the funding by each Lender of the purchase price of its Participation in such Swing Line Loan. The obligation of each Lender to so provide its purchase price to NationsBank shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event.

         The Borrower, at its option and subject to the terms hereof, may request an Advance pursuant to Section 2.01 in an amount sufficient to repay Swing Line Outstandings on any date and the Agent shall provide from the proceeds of such Advance to NationsBank the amount necessary to repay such Swing Line Outstandings (which Nationsbank shall then apply to such repayment) and credit any balance of the Advance in immediately available funds in the manner directed by the Borrower pursuant to Section 2.01(c)(ii). The proceeds of such Advances shall be paid to NationsBank for application to the Swing Line Outstandings and the Lenders shall then be deemed to have made Loans in the amount of such Advances. The Swing Line shall continue in effect until the Revolving Credit Termination Date, at which time all Outstandings and accrued interest thereon shall be due and payable in full.

         2.14 Increase and Decrease in Amounts. The amount of the Total Revolving Credit Commitment which shall be available to the Borrower as Advances shall be reduced by the aggregate amount of outstanding Swing Line Loans.

                                  ARTICLE III

                        Yield Protection and Illegality

         3.01 Additional Costs. (a) The Borrower shall promptly pay to the Agent for the account of a Lender from time to time, without duplication, such amounts as such Lender may determine to be necessary to compensate it for any costs incurred by such Lender which it determines are attributable to its making or maintaining any Loan (or any Swing Line Loan, in the case of NationsBank) or its obligation to make any Loans or any Lender's Participation in any Swing Line Loans, or any reduction in any amount receivable by such Lender under this Agreement or the Notes in respect of any of such Loans or Swing Line Loans, or such obligation, including reductions in the rate of return on a Lender's capital (such increases in costs and reductions in amounts receivable and returns being herein called "Additional Costs"), in each case resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or the Notes in respect of any of such Loans (other than taxes imposed on or measured by the income, revenues or assets); or (ii) imposes or modifies any reserve, special deposit, or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (other than any such reserve, deposit or requirement reflected in the Prime Rate, the Federal Funds Effective Rate or the Interbank Offered Rate, in each case computed in accordance with the respective definitions of such terms set forth in Section 1.01 hereof); or (iii) has or would have the effect of reducing the rate of return on capital of any such Lender to a level below that which such Lender could have achieved but for such Regulatory Change (taking into consideration such Lender's policies with respect to capital adequacy); or (iv) imposes any other condition which imposes increased costs on the Agent or the Lenders under or with respect to their respective rights, duties or obligations under this Agreement or the Notes or the making or maintenance of or any Lender's Participation in Swing Line Loans (or any of such extensions of credit or liabilities). Each Lender will notify the Authorized Representative and the Agent of any event occurring after the Closing Date which would entitle it to compensation pursuant to this Section 3.01(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation.

         (b) Without limiting the effect of the foregoing provisions of this
Section 3.01, in the event that, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of the Lender which includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of any Lender which includes Eurodollar Rate Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if the Lender so elects by notice to the Agent and the other Lenders, the obligation hereunder of such Lender to make, and to convert Base Rate Loans into, Eurodollar Rate Loans that are the subject of such restrictions shall be suspended until the date such Regulatory Change ceases to be in effect and the Borrower shall, on the last day(s) of the then current Interest Period(s) for outstanding Eurodollar Rate Loans convert such Eurodollar Rate Loans into Base Rate Loans; provided, however, that the suspension of such obligation and the conversion of any Eurodollar Rate Loans into Base Rate Loans shall apply only to any Lender who is affected by such restrictions and who has provided such notice to the other Lenders, and the obligation of the other Lenders to make, and to convert Base Rate Loans into, Eurodollar Rate Loans shall not be affected by such restrictions. In the event that the obligation of some, but not all, of the Lenders to make, or to convert Base Rate Loans into, Eurodollar Rate Loans is suspended, then any request by the Borrower during the pendency of such suspension for a Eurodollar Rate Loan shall be deemed a request for such Eurodollar Rate Loan from the Lender(s) not subject to such suspension and for a Base Rate Loan from the Lender(s) who are subject to such suspension, in each case in the respective amounts based on the Lenders' respective Applicable Commitment Percentages.

         (c) Determinations by any Lender for purposes of this Section 3.01 of the effect of any Regulatory Change on its costs of making or maintaining, or being committed to make, Loans, or by NationsBank of the effect of any Regulatory Change on its costs in connection with the making or maintenance of, or any other Lender's Participation in, any Swing Line Loans hereunder, or on amounts receivable by any Lender in respect of Loans, and of the additional amounts required to compensate the Lender in respect of any Additional Costs, shall be made taking into account such Lender's policies, or the policies of the parent corporation of such Lender, as to the allocation of capital, costs and other items and shall be conclusive absent manifest error. The Lender requesting such compensation shall furnish to the Authorized Representative and the Agent within one hundred eighty (180) days of the incurrence of any Additional Costs for which compensation is sought an explanation of the Regulatory Change and calculations, in reasonable detail, setting forth such Lender's determination of any such Additional Costs.

         3.02 Suspension of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any interest rate for any Eurodollar Rate Loan for any Interest Period, the Agent determines (which determination made on a reasonable basis shall be conclusive absent manifest error) that:

                  (a) quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Eurodollar Rate Loan as provided in this Agreement; or

                  (b) the relevant rates of interest referred to in the definition of "Interbank Offered Rate" in Section 1.01 hereof upon the basis of which the Eurodollar Rate for such Interest Period is to be determined do not adequately reflect the cost to the Lenders of making or maintaining such Eurodollar Rate Loan for such Interest Period;

then the Agent shall give the Authorized Representative prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make Eurodollar Rate Loans that are subject to such condition, or to convert Loans into Eurodollar Rate Loans, and the Borrower shall on the last day(s) of the then current Interest Period(s) for outstanding Eurodollar Rate Loans, as applicable, convert such Eurodollar Rate Loans into another Eurodollar Rate Loan if such Eurodollar Rate Loan is not subject to the same or similar condition, or Base Rate Loans, if available hereunder. The Agent shall give the Authorized Representative notice describing in reasonable detail any event or condition described in this Section 3.02 promptly following the determination by the Agent that the availability of Eurodollar Rate Loans is, or is to be, suspended as a result thereof.

         3.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender to honor its obligation to make or maintain Eurodollar Rate Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy to the Agent) and such Lender's obligation to make or continue Eurodollar Rate Loans, or convert Base Rate Loans into Eurodollar Rate Loans, shall be suspended until such time as such Lender may again make and maintain Eurodollar Rate Loans, and such Lender's outstanding Eurodollar Rate Loans shall be converted into Base Rate Loans in accordance with Section 2.09 or earlier if required by applicable law. The conversion of any Eurodollar Rate Loans into Base Rate Loans shall apply only to any Lender who is affected by such restrictions and who has provided the notice described above, and the obligation of the other Lenders to make, and to convert Base Rate Loan into, Eurodollar Rate Loans shall not be affected by such restrictions. In the event that the obligation of some, but not all, of the Lenders to make, or to convert Base Rate Loans into, Eurodollar Rate Loans is so suspended, then any request by the Borrower during the pendency of such suspension for a Eurodollar Rate Loan shall be deemed a request for such Eurodollar Rate Loan from the Lender(s) not subject to such suspension and for a Base Rate Loan from the Lender(s) who are subject to such suspension, in each case in the respective amounts based on the Lenders' respective Applicable Commitment Percentages.

         3.04 Compensation. The Borrower shall promptly pay to each Lender, upon the request of such Lender, such amount or amounts as shall be sufficient (in the reasonable determination of such

Lender) to compensate it for any loss, cost or expense incurred by it as a result of:

                  (a) any payment, prepayment or conversion of a Eurodollar Rate Loan on a date other than the last day of the Interest Period for such Eurodollar Rate Loan, including without limitation any conversion required pursuant to Section 3.01, 3.02 or 3.03; or

                  (b) any failure by the Borrower to borrow or convert a Eurodollar Rate Loan on the date for such borrowing or conversion specified in the relevant Borrowing Notice or Interest Rate Selection Notice under Article II hereof;

such compensation to include, without limitation, an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment or conversion or failure to borrow or convert to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow or convert, the Interest Period for such Loan which would have commenced on the date scheduled for such borrowing or conversion) at the applicable rate of interest for such Eurodollar Rate Loan provided for herein over (ii) the Interbank Offered Rate (as reasonably determined by the Agent) for Dollar deposits of amounts comparable to such principal amount and maturities comparable to such period. A determination of a Lender as to the amounts payable pursuant to this Section 3.04 shall be conclusive, provided that such determinations are made on a reasonable basis. The Lender requesting compensation under this Section 3.04 shall promptly furnish to the Authorized Representative and the Agent calculations in reasonable detail setting forth such Lender's determination of the amount of such compensation.

         3.05 Alternate Loan. In the event any Lender suspends the making of any Eurodollar Rate Loan pursuant to this Article III (herein a "Restricted Lender"), the Restricted Lender's Commitment Percentage of any Eurodollar Rate Loan shall bear interest at the Base Rate or the Eurodollar Rate for which the suspension does not apply, as selected by Borrower, until the Restricted Lender once again makes available the applicable Eurodollar Rate Loan. Notwithstanding the provisions of Section 2.02(b), interest shall be payable to the Restricted Lender at the time and manner as paid to those Lenders making available Eurodollar Rate Loans.

         3.06 Taxes. (a) All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future excise, stamp or other taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding (i) franchise taxes, (ii) any taxes (other than withholding taxes) that would not be imposed but for a connection between a Lender or the Agent and the jurisdiction imposing such taxes (other than a connection arising solely by virtue of the activities of such Lender or the Agent pursuant to or in respect of this Agreement or any other Loan Document),
(iii) any taxes imposed on or measured by the Lender's assets, net income, receipts or branch profits and (iv) any taxes arising after the Closing Date solely as a result of or attributable to the Lender changing its designated lending office after the date hereof (such non-excluded items being collectively called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will

                  (A) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                  (B) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

                  (C) pay to the Agent for the account of each Lender such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

         (c) Prior to the date that any Lender or participant organized under the laws of a jurisdiction outside the United States becomes a party hereto, such Person shall deliver to the Borrower and the Agent such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, properly completed, currently effective and duly executed by such Lender or participant establishing that payments to it hereunder and under the Notes are (i) not subject to United States Federal backup withholding tax and (ii) not subject to United States Federal withholding tax under the Code because such payment is either effectively connected with the conduct by such Lender or participant of a trade or business in the United States or totally exempt from United States Federal withholding tax by reason of the application of the provisions of a treaty to which the United States is a party or such Lender is otherwise exempt.

         (d) If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by the Lender as a result of any such failure. For purposes of this Section 3.06, a distribution hereunder by any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

                                  ARTICLE IV

                          Conditions to Making Loans

         4.01 Conditions of Initial Advance. The obligations of the Lenders to make the initial Advance, and of NationsBank to make any Swing Line Loan, pursuant to this Agreement are subject to the conditions precedent that:

         (a) the Agent shall have received on the Closing Date, in form and substance satisfactory to the Agent and the Lenders, the following:

                  (i) executed originals of each of this Agreement, the Notes, the Guaranties, the Security Agreement and the other Loan Documents, together with all schedules and exhibits thereto;

                  (ii) favorable written opinions of special counsel to the Borrower and the Guarantors dated the Closing Date, addressed to the Agent and the Lenders substantially in the form of Exhibit H attached hereto;

                  (iii) resolutions of the board of directors or other appropriate governing body (or of the appropriate committee thereof) of the Borrower and each Guarantor certified by its secretary or assistant secretary as of the Closing Date, appointing (in the case of the Borrower) the initial Authorized Representative and approving and adopting the Loan Documents to be executed by such Person, and authorizing the execution and delivery thereof;

                  (iv) specimen signatures of officers of the Borrower and each Guarantor executing the Loan Documents on behalf of such Person, certified by the secretary or assistant secretary of the Borrower or such Guarantor, as applicable;

                  (v) the charter documents of the Borrower and each Guarantor certified as of a recent date by the Secretary of State of its state of incorporation, or a certificate of the secretary of the Borrower or such Guarantor (as the case may be) certifying that there have been no changes in such charter documents from the certified copies thereof delivered to the NationsBank on February 27, 1996;

                  (vi) the by-laws of the Borrower and each Guarantor certified as of the Closing Date as true and correct by its secretary or assistant secretary, or a certificate of the secretary or assistant secretary of the Borrower or such Guarantor (as the case may be) certifying that there have been no changes in such by-laws from the certified copies thereof delivered to NationsBank on February 27, 1996;

                  (vii) certificates issued as of a recent date by the Secretaries of State of the jurisdiction of incorporation of the Borrower and each Guarantor, as the case may be, as to the due existence and good standing of the Borrower or such Guarantor therein;

                  (viii) appropriate certificates of qualification to do business, good standing and, where appropriate, authority to conduct business under assumed name, issued in respect of the Borrower and each Guarantor as of a recent date by the Secretary of State or comparable official of each jurisdiction in which the failure to be qualified to do business or authorized so to conduct business could reasonably be expected to result in a Material Adverse Effect;

                  (ix) certificate of an Authorized Representative dated the Closing Date demonstrating compliance with the financial covenants in
         Section 8.15 hereof, substantially in the form of Exhibit J;

                  (x)  evidence of insurance required by the Loan
         Documents;

                  (xi) executed UCC financing statements naming the Borrower as debtor and the Agent as secured party;

                  (xii) executed copies of precautionary UCC financing statements, pursuant to Section 4.2(f) of the Security Agreement, naming the Borrower as lessor, the respective Affiliates as lessee, and the Agent as assignee;

                  (xiii) certified copies of all Eligible Repurchase
         Agreements;

                  (xiv) evidence satisfactory to the Agent that the Borrower has delivered the original Certificate of Title for each Eligible Vehicle to the Agent at the Restricted Space, or (if no Certificate of Title exists for a new Eligible Vehicle) the Borrower has applied for a Certificate of Title for such Eligible Vehicle, showing the Borrower as owner and (to the extent required by Section 6.03) showing the Agent as lienholder;;

                  (xv) the initial Borrowing Base Certificate;

                  (xvi) the initial Borrowing Notice, if any;

                  (xvii) a letter agreement with respect to the Commitment Fee and Agent's fee and payment of the Commitment Fee and Agent's fee;

                  (xviii) any other necessary third-party consents, including consents of other lenders to the Borrower or any

         Guarantor (other than the consent of General Motors Acceptance Corporation and Ford Motor Credit Company to the Guaranties by Lee-Al, Inc. and Westeam Enterprises, Inc.);

                  (xix) the results of UCC searches under the name of the Borrower, Team Rental and each Subsidiary of the Borrower or Team Rental in each jurisdiction where the financing statements under clauses (xii) and (xiii) are to be filed, or at least in (A) the jurisdiction where the chief executive office of the Borrower is located and (B) those jurisdictions where at least 95% (by Eligible Net Book Value) of the Vehicles are expected to be located;

                  (xx) UCC-3 termination statements terminating the Liens of First Los Angeles Bank and First Interstate Bank of
         Arizona, N.A. on assets of Team Rental of Southern California, Inc. (successor to Brac-Opco, Inc.) and Arizona Rent-A-Car Systems, Inc., respectively; and executed intercreditor agreements satisfactory to the Agent with each of NBD Bank and Truckers Bank Plan;

                  (xxi) a list of each Eligible Repurchase Party approved by the Agent;

                  (xxii) an executed anti-coercion statement of the Borrower and each Guarantor;

                  (xxiii) the audited annual financial statements of Team Rental and its consolidated Subsidiaries (including the Borrower) as of December 31, 1995, and unaudited quarterly financial statements of Team Rental and its consolidated Subsidiaries as of March 31, 1996; and

                  (xxiv) such other documents, instruments, certificates and opinions as the Lender may reasonably request on or prior to the Closing Date in connection with the consummation of the transactions contemplated hereby.

         (b)      In the good faith judgment of the Agent and the Lenders:

                  (i) there shall not have occurred or become known to the Agent or the Lenders any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning the Borrower, Team Rental and their respective Subsidiaries delivered to the Agent prior to the Closing Date that has had or could reasonably be expected to result in a Material Adverse Effect;

             (ii) no litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be likely to result in a Material Adverse Effect; and

            (iii) the Borrower, Team Rental and their respective Subsidiaries shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of
         (A) any applicable law, rule, regulation, order or decree of any Governmental Authority or arbitral authority or (B) any agreement, document or instrument to which any of the Borrower, Team Rental or any of their respective Subsidiaries is a party or by which any of them or their properties is bound.

         4.02 Conditions of Loans. The obligations of the Lender to make any Loans, and of NationsBank to make any Swing Line Loans, hereunder on or subsequent to the Closing Date are subject to the satisfaction of the following conditions:

                  (a) the Agent (or, in the case of Swing Line Loans, NationsBank) shall have received a notice of such borrowing or request if required by Article II hereof;

                  (b) the representations and warranties of the Borrower and the Guarantors set forth in Article V hereof and in each of the other Loan Documents shall be true and correct in all material respects on and as of the date of such Advance or Swing Line Loan, with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date and except that the financial statements referred to in Section 5.01(f)(i) shall be deemed to be those financial statements most recently delivered to the Lender pursuant to Section 7.01 hereof;

                  (c) With respect to any Loans to be used by the Borrower to finance the purchase of vehicles under Repurchase Agreements, the Borrower shall have complied with Sections 7.19 and 7.21 hereof;

                  (d) at the time of each such Advance or Swing Line Loan, no Default or Event of Default specified in Article XI hereof, shall have occurred and be continuing; and

                  (e) immediately after giving effect to:

                           (i) a Loan (A) the Revolving Credit Outstandings
                  and Swing Line Outstandings shall not exceed the lesser of the Total Revolving Credit Commitment or the Borrowing Base, and (B) the aggregate principal balance of all outstanding Loans for each Lender shall not exceed such Lender's Revolving Credit Commitment;

                           (ii) a Swing Line Loan (A) the Revolving Credit
                  Outstandings and Swing Line Outstandings shall not exceed the lesser of the Total Revolving Credit Commitment or the Borrowing Base and (B) the Swing Line Outstandings shall not exceed $10,000,000.

         4.03 Post-Closing Conditions; Conditions to Increase in Total Revolving Credit Commitment. In addition to the foregoing, the following conditions must be satisfied within 30 days after the date of this Agreement (the failure to satisfy such conditions within such period constituting an Event of Default); if the following conditions are satisfied within such 30 day period, then the Total Revolving Credit Commitment shall automatically increase to $100,000,000:

                  (a) the satisfaction of each of the conditions set forth in Section 4.01; and

                  (b) the Agent shall have received, in form and substance satisfactory to the Agent and the Lenders, the following:

                           (i) favorable written opinions of special local
                  counsel to the Borrower, addressed to the Agent and the Lenders, with respect to the perfection of the Liens of the Agent and the Lenders in the Collateral, delivered by counsel located in California and Arizona;

                          (ii) supplemental favorable written opinion of
                  special counsel to the Borrower and the Guarantors;

                         (iii) the executed consent by each counterparty to
                  an Eligible Repurchase Agreement, consenting to the assignment thereof to the Agent;

                          (iv) favorable opinions of counsel to each
                  Repurchase Party, addressed to the Agent and the Lenders, with respect to the respective Repurchase Agreement;

                           (v) the results of UCC searches under the name of
                  the Borrower, Team Rental and each Subsidiary of the Borrower or Team Rental in each jurisdiction where the financing statements under clauses (xii) and (xiii) of
                  Section 4.01(a) are to be filed;

                          (vi) an executed intercreditor agreement in a form
                  acceptable to the Agent signed by Bank One, Indianapolis, and every other lender or creditor having a lien on any Vehicle or other Collateral (including any liens on the interests of the Borrower or any Affiliate in such property), or UCC-3 termination statements terminating such liens;

                           (vii) the consents of General Motors Acceptance Corporation and Ford Motor Credit Company or the termination of their credit facilities barring the Guaranties by Lee-Al, Inc. and Westeam Enterprises, Inc.;

                           (viii)  a Guaranty by Dayton Auto Lease Company;

                           (ix) a revised Schedule 8.01 hereto, describing in detail all Indebtedness existing as of the date hereof;
                  and

                           (x) the execution and delivery of, and occurrence of the closing under, the $30 Million Credit Agreement.

                                                     ARTICLE V

                                          Representations and Warranties

         5.01 Representations and Warranties. The Borrower represents and warrants with respect to itself, Team Rental and their respective Subsidiaries (which representations and warranties shall survive the delivery of the documents mentioned herein and the making of Loans), that:

                  (a)      Organization and Authority.

                           (i) the Borrower, Team Rental and each such Subsidiary is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation;

                      (ii) the Borrower, Team Rental and each such Subsidiary
                  (x) has the requisite power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Loan Documents, and (y) is qualified to do business in every jurisdiction in which failure so to qualify would have a Material Adverse Effect;

                     (iii) the Borrower has the power and authority to
                  execute, deliver and perform this Agreement and the Notes, and to borrow hereunder, and to execute, deliver and perform each of the other Loan Documents to which it is a party; and

                      (iv) when executed and delivered, each of the Loan
                  Documents to which Borrower or any Guarantor is a party will be the legal, valid and binding obligation or agreement, as the case may be, of the Borrower or such Guarantor, enforceable against the Borrower or such Guarantor in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity which may limit the availability of equitable remedies (whether in a proceeding at law or in equity);

                  (b) Loan Documents. The execution, delivery and performance by the Borrower and each Guarantor of each of the Loan Documents to which it is a party:

                           (i) have been duly authorized by all requisite
                  corporate action (including any required shareholder approval) of the Borrower and each such Guarantor required for the lawful execution, delivery and performance thereof;

                      (ii) do not violate any provisions of (1) applicable
                  law, rule or regulation, (2) any order of any court or other agency of government binding on the Borrower or any Guarantor or their respective properties, or (3) the charter documents or by-laws of Borrower or any Guarantor;

                     (iii) (except as set forth in Schedule 5.01(b) hereto)
                  does not and will not be in conflict with, result in a breach of or constitute an event of default, or an event which, with notice or lapse of time, or both, would constitute an event of default, under any indenture, agreement or other instrument to which Borrower or any Guarantor is a party, or by which the properties or assets of Borrower or any Guarantor are bound;

                      (iv) does not and will not result in the creation or
                  imposition of any Lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of Borrower or any Guarantor except any liens in favor of the Agent and the Lenders created by the Loan Documents.

                  (c) Solvency. The Borrower and each Guarantor are Solvent after giving effect to the transactions contemplated by this Agreement and the other Loan Documents.

                  (d) Subsidiaries and Stockholders. Neither Borrower nor Team Rental has any Subsidiaries other than those Persons listed as Subsidiaries in Schedule 5.01(d) hereto; Schedule 5.01(d) to this Agreement states as of the date hereof the authorized and issued capitalization of each Subsidiary listed thereon, the number of shares or other equity interests of each class of capital stock or interest issued and outstanding of each such Subsidiary and the number and/or percentage of outstanding shares or other equity interest (including options, warrants and other rights to acquire any interest) of each such class of capital stock or equity interest owned by Borrower, by Team Rental or by any such Subsidiary; the outstanding shares or other equity interests of each such Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable; and Borrower, Team Rental and each such Subsidiary owns beneficially and of record all the shares and other interests it is listed as owning in Schedule 5.01(d), free and clear of any Lien.

                  (e) Ownership Interests. Neither Borrower nor Team Rental owns any interest in any Person other than the Persons listed in Schedule 5.01(d) hereto;

                  (f) Financial Condition. (i) The Borrower has heretofore furnished to each Lender an unaudited consolidated and consolidating balance sheet of Team Rental and its Subsidiaries (including Borrower) as at December 31, 1995, and the notes thereto and the related consolidated and consolidating statements of income, stockholders' equity and cash flows for the Fiscal Year then ended as examined and certified by Deloitte &
         Touche, and unaudited consolidated and consolidating interim financial statements of Team Rental and its Subsidiaries consisting of a consolidated and consolidating balance sheets and related consolidated and consolidating statements of income, stockholders' equity and cash flows, in each case without notes, for and as of the end of the three-month period ending March 31, 1996. Except as set forth therein, such financial statements (including the notes thereto) present fairly the financial condition of Team Rental and its Subsidiaries (including Borrower) as of the end of such Fiscal Year and three-month period and results of their operations and the changes in their stockholders' equity for the Fiscal Year and interim period then ended, all in conformity with Generally Accepted Accounting Principles applied on a Consistent Basis, subject however, in the case of unaudited interim statements, to year end audit adjustments;

             (ii) since March 31, 1996, there has been no material adverse change in the condition, financial or otherwise, of, or in the businesses, properties, performance, prospects or operations of (A) Team Rental and its consolidated Subsidiaries taken as an aggregate or (B) the Borrower individually, nor have such businesses or properties, taken as a whole, been materially adversely affected as a result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo or act of God; and

            (iii) except as set forth in the financial statements referred to in Section 5.01(f)(i) or in Schedule 5.01(f) or Schedule 5.01(j) hereto, neither Team Rental nor any Subsidiary (including Borrower) has incurred, other than in the ordinary course of business, any material Indebtedness, Obligations, commitments or other liability contingent or otherwise which remain outstanding or unsatisfied;

                  (g) Title to Properties. The Borrower, Team Rental, and each of their respective Subsidiaries has good and marketable title to all its real and personal properties, subject to no transfer restrictions or Liens of any kind, except for (x) the transfer restrictions and Liens described in Schedule 5.01(g)- Liens attached hereto and incorporated herein by reference, and (y) Liens permitted under
         Section 8.04;

                  (h) Taxes. The Borrower, Team Rental and each of their respective Subsidiaries has filed or caused to be filed all federal, state and local tax returns which are required to be filed by it and except for taxes and assessments being contested in good faith and against which reserves satisfactory to the Borrower's independent certified public accountants have been established, has paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due;

                  (i) Other Agreements. Neither the Borrower nor Team Rental or any of their respective Subsidiaries is

                       (i) a party to any judgment, order, decree or any
                  agreement or instrument or subject to restrictions which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; or

                      (ii) in default in the performance, observance or
                  fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which the Borrower, Team Rental or any of their respective Subsidiaries is a party, which default has, or if not remedied within any applicable grace period could have a Material Adverse Effect;

                  (j) Litigation. Except as set forth in Schedule 5.01(j) hereto, there is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or agency or arbitral body pending, or, to the knowledge of the Borrower, threatened by or against the Borrower, Team Rental, or any of their respective Subsidiaries or affecting the Borrower, Team Rental or any such Subsidiary or any properties or rights of the Borrower, Team Rental or any such Subsidiary which could reasonably be expected to have a Material Adverse Effect;

                  (k) Margin Stock. The Borrower does not own any "margin stock" as such term is defined in Regulation U, as amended (12 C.F.R.
         Part 221), of the Board. The proceeds of the borrowings made pursuant to Article II hereof will be used by the Borrower only for the purposes set forth in Section 2.12 hereof. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute any of the Loans under this Agreement a "purpose credit" within the meaning of said Regulation U or Regulation X (12 C.F.R. Part 224) of the Board. Neither the Borrower nor any agent acting in its behalf has taken or will take any action which might cause this Agreement or any of the documents or instruments delivered pursuant hereto to violate any regulation of the Board or to violate the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, or any state securities laws, in each case as in effect on the date hereof;

                  (l) Investment Company. Neither the Borrower nor Team Rental or any of their respective Subsidiaries is an

         "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. ss. 80a-1, et seq.). The application of the proceeds of the Loans and repayment thereof by the Borrower and the performance by the Borrower and the Guarantors of the transactions contemplated by this Agreement will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder, in each case as in effect on the date hereof;

                  (m) Patents, Etc. The Borrower, Team Rental and each of their respective Subsidiaries owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights necessary to the conduct of its business as now conducted, without known conflict with any patent, license, franchise, trademark, trade secrets and confidential commercial or proprietary information, trade name, copyright, rights to trade secrets or other proprietary rights of any other Person;

                  (n) No Untrue Statement. Neither this Agreement nor any other Loan Document or certificate or document executed and delivered by or on behalf of the Borrower or any Guarantor in accordance with or pursuant to any Loan Document contains any misrepresentation or untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such representation or statement contained therein not misleading in any material respect;

                  (o) No Consents, Etc. Neither the respective businesses or properties of the Borrower, Team Rental or any of their respective Subsidiaries, nor any relationship between the Borrower, Team Rental or any such Subsidiary and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Loan Documents and the transactions contemplated hereby is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental or other authority or any other Person on the part of the Borrower, Team Rental or any such Subsidiary as a condition to the execution, delivery and performance of, or consummation of the transactions contemplated by, this Agreement or the other Loan Documents or if so, such consent, approval, authorization, filing, registration or qualification has been obtained or effected, as the case may be;



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




                  (p)      ERISA.

                      (i) None of the employee benefit plans maintained at any time by the Borrower, Team Rental or any of their respective Subsidiaries, or the trusts created thereunder has engaged in a prohibited transaction which could subject any such employee benefit plan or trust to a material tax or penalty on prohibited transactions imposed under Internal Revenue Code Section 4975 or ERISA;

                      (ii) None of the employee benefit plans maintained at any time by the Borrower, Team Rental or any of their respective Subsidiaries, which are employee pension benefit plans and which are subject to Title IV of ERISA or the trusts created thereunder has been terminated so as to result in a material liability of the Borrower, Team Rental or any such Subsidiary under ERISA nor has any such employee benefit plan of the Borrower, Team Rental or any such Subsidiary incurred any material liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA, other than for required insurance which have been paid or are not yet due and payable; neither the Borrower nor Team Rental or any such Subsidiary has withdrawn from or caused a partial withdrawal to occur with respect to any Multi-employer Plan resulting in any assessed and unpaid withdrawal liability; the Borrower, Team Rental and each such Subsidiary has made or provided for all contributions to all such employee pension benefit plans which they maintain and which are required as of the end of the most recent fiscal year under each such plan; neither the Borrower nor Team Rental or any such Subsidiary has incurred any accumulated funding deficiency with respect to any such plan, whether or not waived; nor has there been any reportable event, or other event or condition, which presents a material risk of termination of any such employee benefit plan by such Pension Benefit Guaranty Corporation;

                     (iii) The present value of all vested accrued benefits under the employee pension benefit plans which are subject to Title IV of ERISA, maintained by the Borrower, Team Rental or any of their respective Subsidiaries did not, as of the most recent valuation date for each such plan, exceed the then current value of the assets of such employee benefit plans allocable to such benefits;

                      (iv) The consummation of the Loans provided for in
         Article II will not involve any prohibited transaction under ERISA which is not subject to a statutory or administrative exemption;

                       (v) To the best of the Borrower's knowledge, each employee pension benefit plan subject to Title IV of ERISA, maintained by the Borrower, Team Rental or any of their respective Subsidiaries has been administered in accordance with its terms in all material respects and is in compliance in all material respects with all applicable requirements of ERISA and other applicable laws, regulations and rules;

                      (vi) There has been no withdrawal liability incurred and unpaid with respect to any Multi-employer Plan to which the Borrower, Team Rental or any of their respective Subsidiaries is or was a contributor;

                     (vii) As used in this Agreement, the terms "employee benefit plan," "employee pension benefit plan," "accumulated funding deficiency," "reportable event," and "accrued benefits" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in Code Section 4975 and ERISA;

                    (viii) Neither the Borrower nor Team Rental or any of their respective Subsidiaries has any liability not disclosed on any of the financial statements furnished to the Lenders pursuant to
         Section 5.01(f) hereof, contingent or otherwise, under any plan or program or the equivalent for unfunded post-retirement benefits, including pension, medical and death benefits, which liability would have a material adverse effect on the financial condition of the Borrower, Team Rental or any such Subsidiary;

                  (q) No Default. As of the date hereof, there does not exist any Default or Event of Default hereunder;

                  (r) Hazardous Materials. The Borrower, Team Rental and each of their respective Subsidiaries is in compliance with all applicable Environmental Laws in all material respects and neither the Borrower nor Team Rental or any such Subsidiary has been notified of any action, suit, proceeding or investigation which calls into question compliance by the Borrower, Team Rental or any such Subsidiary with any Environmental Laws or which seeks to suspend, revoke or terminate any license, permit or approval necessary for the generation, handling, storage, treatment or disposal of any Hazardous Material;

                  (s) Employment Matters. The Borrower, Team Rental and each of their respective Subsidiaries is in compliance in all material respects with all applicable laws, rules and regulations pertaining to labor or employment matters, including without limitation those pertaining to wages, hours, occupational safety and taxation and there is neither pending or threatened any material litigation, administrative proceeding nor, to the knowledge of the Borrower, any investigation, in respect of such matters;

                  (t) Eligible Vehicles. Each vehicle identified as or included as an Eligible Vehicle in any Borrowing Base

         Certificate or other Loan Document (i) was new when purchased by the Borrower and satisfies the criteria applicable to "Eligible Vehicles"; and (ii) has been purchased under, and is eligible for repurchase under, an Eligible Repurchase Agreement for a purchase price of not less than the Eligible Net Book Value for such vehicle. Each amount identified as or included as an Eligible Repurchase Receivable in any Borrowing Base Certificate or other Loan Document satisfies the criteria applicable to an "Eligible Repurchase Receivable" and is owed in an amount at least equal to the amount so set forth or included in such Borrowing Base Certificate or other Loan Document. All vehicles purchased or financed with the proceeds of any Advance are Eligible Vehicles. The Eligible Repurchase Agreements in effect as of the Closing Date are those certain agreements described on Schedule 1 hereto.

                                  ARTICLE VI

                                   Security

         6.01 Security. As security for the full and timely payment and performance of all Obligations, the Borrower shall on or before the Closing Date grant to the Agent, for the benefit of the Agent and the Lenders, a first priority security interest in all of the Vehicles, Repurchase Agreements, Repurchase Receivables, leases of the Vehicles, and all other Collateral, and execute for such purposes the Security Agreement and do all things necessary in the opinion of the Agent to perfect such security interest.

         6.02 Further Assurances. At the request of the Agent, the Borrower will execute, by its duly authorized officers, any certificate, instrument, statement or document, or to procure any such certificate, instrument, statement or document, or to take such other action (and pay all connected costs) which the Agent deems necessary from time to time to create, continue or preserve the Liens of the Agent and the Lenders in the Collateral (and the perfection and priority thereof) contemplated hereby and by the other Loan Documents.

         6.03 Certificates of Title. With respect to any Vehicle that the Borrower is to purchase as a new vehicle from the respective manufacturer (using the proceeds of a Loan hereunder) (each, a "New Vehicle"): before such New Vehicle shall become an Eligible Vehicle, the Borrower must file with the applicable Governmental Authority (and shall deliver to the Agent, at the Restricted Space, a copy of) an application for a Certificate of Title for such Vehicle, showing: (a) the Borrower as owner, and (b) (if required by such Governmental Authority for perfection of such Lien, or if otherwise permitted by such Governmental Authority) the Agent as first lienholder for such Vehicle. In addition, the Borrower shall deliver such Certificate of Title (showing the notation of any such Lien) to the Agent, at the Restricted Space, as soon as possible (and in any event within one (1) day after the Borrower's receipt thereof). Prior to any Vehicle other than a New Vehicle becoming an Eligible Vehicle, the Borrower shall deliver to the Agent, at the Restricted Space, the Certificate of Title for such Vehicle. In addition, the Borrower shall take all actions necessary to perfect the Lien of the Agent (in itself and on behalf of the Lenders) on each Vehicle (including without limitation causing a notation on such Lien of the Agent (or an agent designated by the Agent), on behalf of the Agent and the Lenders, to be made on the respective Certificate of Title as soon as possible).

         6.04 Repurchase Receivables; Segregated Account. The Borrower shall, prior to the Closing Date, establish a deposit account (the "Repurchase Receivable Account") for the deposit of all Repurchase Receivables and proceeds thereof and all other payments (whether relating to the Vehicles financed hereunder or any other motor vehicles) received by the Borrower from any Repurchase Party. The

Repurchase Receivable Account shall be established with a bank acceptable to the Agent, and shall be maintained by the Borrower until the Revolving Credit Termination Date and thereafter so long as any Obligations remain outstanding or any Lender has any obligation to make any Loan under the Loan Documents. The Repurchase Receivable Account shall be segregated from all other monies of the Borrower; and no monies other than Repurchase Receivables, proceeds thereof or other payments received from a Repurchase Party (whether relating to the Vehicles financed hereunder or any other motor vehicles), shall be deposited in the Repurchase Receivable Account. Upon receipt of any Repurchase Receivable or proceeds thereof, or any check, draft or other form of payment from any Repurchase Party with respect to a Repurchase Agreement (whether relating to the Vehicles financed hereunder or any other motor vehicles) (such receivables, proceeds, checks, drafts, and payments being referred to collectively as the "Repurchase Party Payments"), the Borrower shall immediately (and in any event within one day of receipt) deposit such Repurchase Party Payment in the Repurchase Receivable Account. Within two days of receipt of such Repurchase Party Payment, the Borrower shall (i) identify the motor vehicles to which such payment relates, (ii) determine the portion of such payment that constitutes Repurchase Receivables or proceeds thereof or that otherwise relates to a Vehicle financed hereunder, and (iii) pay such portion to the Agent. To the extent that any Repurchase Party Payment does not constitute Repurchase Receivables or proceeds thereof and does not relate to a Vehicle financed hereunder, the Borrower shall, within such 2-day period, determine whether any other lender financed the respective motor vehicle and, if such lender is entitled to receive such payment, the Borrower shall pay such amount to such lender.

                                  ARTICLE VII

                             Affirmative Covenants

         In addition to the foregoing, until the Facility Termination Date, unless the Required Lenders shall otherwise consent in writing, the Borrower will and will cause Team Rental and each of their respective Subsidiaries to:

         7.01 Financial Reports, Etc. (a) as soon as practical and in any event within 90 days after the end of each Fiscal Year of Team Rental, deliver or cause to be delivered to the Agent and each Lender (i) consolidated and consolidating balance sheets of Team Rental and its Subsidiaries (including the Borrower), and the notes thereto as at the end of such Fiscal Year, and the related consolidating statements of income, stockholders' equity and cash flows and the respective notes thereto, for such Fiscal Year, setting forth (other than for consolidating statements) comparative financial statements for the preceding Fiscal Year, all prepared in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis and containing opinions of Deloitte & Touche, or other such independent certified public accountants selected by the Borrower and reasonably satisfactory to the Agent, which are unqualified as to the scope of the audit performed and as to the "going concern" status of Team Rental or the Borrower and without any exception not acceptable to the Lenders, and (ii) a certificate of an Authorized Representative demonstrating compliance with Section 8.15 hereof, which certificate shall be in the form of Exhibit J;

         (b) as soon as practical and in any event (x) within 45 days after the end of each fiscal quarter (except the last of the Fiscal Year), and (y) within 30 days after the end of each calendar month, deliver to the Agent and each Lender (i) consolidated and consolidating balance sheets of Team Rental and its Subsidiaries (including the Borrower) as of the end of such reporting period (fiscal quarter or calendar month, as the case may be), the related consolidated and consolidating statements of income, stockholders' equity and cash flows for such reporting period and for the period from the beginning of the Fiscal Year through the end of such reporting period, accompanied by a certificate of an Authorized Representative to the effect that such financial statements present fairly the financial position of Team Rental and its Subsidiaries (including the Borrower) as of the end of such reporting period and the results of their operations and the changes in their financial position for such reporting period, in conformity with the standards set forth in Section 5.01(f)(i) with respect to interim financial statements, and (ii) a certificate of an Authorized Representative containing computations for such quarter comparable to that required pursuant to Section 7.01(a)(ii);

         (c) together with each delivery of the financial statements required by Section 7.01(a)(i) hereof, deliver to the Agent and


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each Lender a letter from Team Rental's accountants specified in Section
7.01(a)(i) hereof stating that in performing the audit necessary to render an opinion on the financial statements delivered under Section 7.01(a)(i), they obtained no knowledge of any Default or Event of Default by the Borrower in the fulfillment of the terms and provisions of (or incorporated by reference into) this Agreement insofar as they relate to financial matters (which at the date of such statement remains uncured); and if the accountants have obtained knowledge of such Default or Event of Default, a statement specifying the nature and period of existence thereof;

         (d) promptly upon their becoming available to the Borrower, the Borrower shall deliver to the Agent and each Lender a copy of (i) all regular or special reports or effective registration statements which Team Rental, Borrower or any of their respective Subsidiaries shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, (ii) any proxy statement distributed by Team Rental, the Borrower or any such Subsidiary to its shareholders, bondholders or the financial community in general, and (iii) any management letter or other report submitted to Team Rental, the Borrower or any such Subsidiaries by independent accountants in connection with any annual, interim or special audit of Team Rental, the Borrower or any such Subsidiaries;

         (e) as soon as practical and in any event within ten (10) days after the end of each calendar month, deliver to the Agent and each Lender a Borrowing Base Certificate and a Sales and Ineligible Vehicle Report, in each case as of the end of such calendar month;

         (f) as soon as practical and in any event within ten (10) days after the end of each calendar month, deliver to the Agent and each Lender a list of the Eligible Vehicles sold by the Borrower during such month, identifying each Eligible Vehicle by make, model, vehicle identification number and Eligible Net Book Value immediately prior to such sale;

         (g) as soon as practical and in any event within 45 days after the end of each fiscal quarter (including the last of the Fiscal Year), deliver to the Agent and each Lender an audit of the Borrowing Base as of the end of such fiscal quarter, prepared by an accounting firm acceptable to the Agent, verifying the amount of the Borrowing Base and providing such other information concerning the Borrowing Base and the components thereof as the Agent may request;

         (h) on the last day of each month, and at any other time promptly upon the request of the Agent, deliver to the Agent a list identifying each Vehicle by make, model and vehicle identification number, and stating whether (as of the end of such day) such Vehicle was under lease to a customer, undergoing repairs, being


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held for lease to customers, being held for repurchase by or delivery to a Repurchase Party, or in any other status;

         (i) promptly, from time to time, deliver or cause to be delivered to the Agent and each Lender such other information regarding Borrower's, Team Rental's and each of their respective Subsidiaries' operations, business affairs and financial condition as the Agent or such Lender may reasonably request. The Agent and each Lender is hereby authorized to deliver a copy of any such financial information delivered hereunder to the Lenders (or any affiliate of the Lender) or to the Agent, to any Governmental Authority having jurisdiction over the Agent or any Lender pursuant to any written request therefor or in the ordinary course of examination of loan files, to any other Person who shall acquire or consider the acquisition of a participation interest in or assignment of any Loan permitted by this Agreement and to any Affiliate of the Agent or any Lender.

         7.02 Maintain Properties. Maintain all material properties necessary to its operations in good working order and condition (ordinary wear and tear excepted) and make all needed repairs, replacements and renewals as are necessary to conduct its business in accordance with customary business practices.

         7.03 Existence, Qualification, Etc. Do or cause to be done all things necessary to preserve and keep in full force and effect its existence and all material rights and franchises, trade names, trademarks and permits and maintain its license or qualification to do business as a foreign corporation and good standing in each jurisdiction in which the failure to so maintain or qualify would have a Material Adverse Affect.

         7.04 Regulations and Taxes. Comply with or contest in good faith all material statutes and governmental regulations and pay all material taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation which, if unpaid, might become a Lien against any of its properties except liabilities being contested in good faith and against which adequate reserves have been established in accordance with Generally Accepted Accounting Principles and liabilities which do not in the aggregate at any time exceed $500,000.

         7.05 Insurance. Maintain all insurance required by the Security Agreement or any other Loan Document.

         7.06 True Books. Keep true books of record and account in which full, true and correct entries will be made of all of its dealings and transactions, and set up on its books such reserves as may be required by Generally Accepted Accounting Principles with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business in general, and include such reserves in interim as well as year-end financial statements.


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         7.07 Pay Indebtedness to Lenders and Perform Other Covenants. (a)
Make full and timely payment of the principal of and interest on the Notes and all other Obligations whether now existing or hereafter arising; and (b) duly comply with all the terms and covenants contained in all Loan Documents and other instruments and documents given to the Agent or any Lender pursuant hereto or thereto.

         7.08 Right of Inspection. Permit any Person designated by the Agent or any Lender to visit and inspect any of the properties, corporate books and financial reports of the Borrower, Team Rental, or any other of their respective Subsidiaries, and to discuss their respective affairs, finances and accounts with their principal officers and independent certified public accountants, all at reasonable times, at reasonable intervals and with reasonable prior notice.

         7.09 Observe all Laws. Conform to and duly observe in all material respects all laws, rules and regulations and all other valid requirements of any regulatory authority with respect to the conduct of its business.

         7.10 Officer's Knowledge of Default or Other Events. Upon the President, the Chief Executive Officer, the Treasurer, the Chief Operating Officer or any Vice President of the Borrower or any Guarantor obtaining knowledge of any of the following:

                  (a) any Default or Event of Default hereunder or under the $30 Million Credit Agreement or any other obligation of the Borrower, Team Rental or any of their respective Subsidiaries described in
         Section 9.01(e),

                  (b) any change in the list of inspection sites at which Eligible Vehicles may be tendered for repurchase under the terms of any Repurchase Agreement, or

                  (c) the occurrence of any Repurchase Party Default or Repurchase Party Adverse Change,

cause such officer or an Authorized Representative to promptly notify the Agent of the nature thereof, the period of existence thereof, and what action the Borrower, Team Rental or such Subsidiary proposes to take with respect thereto.

         7.11 Suits or Other Proceedings. Upon the President, Chief Financial Officer or the Controller of the Borrower or any Guarantor obtaining knowledge of any litigation or other proceedings being instituted against the Borrower, Team Rental or any of their respective Subsidiaries, or any attachment, levy, execution or other process being instituted against any assets of the Borrower, Team Rental or any such Subsidiary, in an aggregate amount greater than $500,000 not otherwise covered by insurance, promptly deliver to the Agent written notice thereof stating the


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nature and status of such litigation, dispute, proceeding, levy, execution or other process.

         7.12 Notice of Discharge of Hazardous Material or Environmental Complaint. Promptly provide to the Agent true, accurate and complete copies of any and all notices, complaints, orders, directives, claims, or citations received by the Borrower, Team Rental or any of their respective Subsidiaries relating to any material (a) violation or alleged violation by the Borrower, Team Rental or any such Subsidiary of any applicable Environmental Laws or OSHA; (b) release or threatened release by the Borrower or any Subsidiary or at any facility or property owned or leased or operated by the Borrower, Team Rental or any such Subsidiary, of any Hazardous Material, except where occurring legally; or (c) liability or alleged liability of the Borrower, Team Rental or any such Subsidiary for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials.

         7.13 Environmental Compliance. If the Borrower, Team Rental or any of their respective Subsidiaries shall receive notice from any governmental authority that the Borrower, Team Rental or any such Subsidiary has violated any applicable Environmental Laws, the Borrower shall to the extent required by law and after expiration of all valid appeals and administrative proceedings (and in any event within the time period permitted by the applicable governmental authority) remove or remedy, or cause the applicable Subsidiary to remove or remedy, such violation.

         7.14 Indemnification. The Borrower hereby agrees to defend, indemnify and hold the Agent and each Lender, and their respective officers, directors, employees and agents, harmless from and against any and all claims, losses, penalties, liabilities, damages and expenses (including, without limitation, assessment and cleanup costs and reasonable attorneys' fees) arising directly or indirectly from, out of or by reason of (a) the violation of any Environmental Law by the Borrower, Team Rental, or any of their respective Subsidiaries, or with respect to any property owned, operated or leased by the Borrower, Team Rental or any such Subsidiary, or (b) the handling, storage, treatment, emission or disposal of any Hazardous Material by or in respect of the Borrower, Team Rental or any such Subsidiary or property owned or leased or operated by the Borrower, Team Rental or any such Subsidiary. The provisions of this Section 7.14 shall survive repayment of the Obligations, occurrence of the Revolving Credit Termination Date and expiration or termination of this Agreement.

         7.15 Further Assurances. At the Borrower's cost and expense, upon request of the Agent, duly execute and deliver or cause to be duly executed and delivered, to the Agent such further instruments, documents, certificates, financing and continuation statements, and applications for lien notation, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Agent to carry out more effectively the


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provisions and purposes of this Agreement and the other Loan
Documents.

         7.16 ERISA Requirements. Comply in all material respects with all requirements of ERISA applicable to it and furnish to the Agent as soon as possible and in any event (i) within thirty (30) days after the Borrower knows or has reason to know that any reportable event with respect to any employee benefit plan subject to Title IV of ERISA maintained by the Borrower, Team Rental or any of their respective Subsidiaries which could give rise to termination or the imposition of any material tax or penalty has occurred, written statement of an Authorized Representative describing in reasonable detail such reportable event and any action which the Borrower, Team Rental or applicable Subsidiary proposes to take with respect thereto, together with a copy of the notice of such reportable event given to the Pension Benefit Guaranty Corporation ("PBGC") or a statement that said notice will be filed with the annual report of the United States Department of Labor with respect to such plan if such filing has been authorized, (ii) promptly after receipt thereof, a copy of any notice that the Borrower, Team Rental or any such Subsidiary may receive from the PBGC relating to the intention of the PBGC to terminate any employee benefit plan or plans of the Borrower, Team Rental or any such Subsidiary or to appoint a trustee to administer any such plan, and
(iii) within 10 days after a filing with the PBGC pursuant to Section 412(n) of the Code of a notice of failure to make a required installment or other payment with respect to a plan, a certificate of an Authorized Representative setting forth details as to such failure and the action that the Borrower, Team Rental or the affected Subsidiary, as applicable, proposes to take with respect thereto, together with a copy of such notice given to the PBGC.

         7.17 Continued Operations. Continue at all times (i) to conduct its business and engage principally in a line or lines of business involving the sale and leasing of Vehicles, and (ii) preserve, protect and maintain free from Liens its material patents, copyrights, licenses, trademarks, trademark rights, trade names, trade name rights, trade secrets and know-how necessary or useful in the conduct of its operations, except to the extent Borrower, Team Rental or any of their respective Subsidiaries is otherwise permitted hereunder to dispose of assets.

         7.18 Use of Proceeds. Use the proceeds of the Loans solely for the purposes specified in Section 2.12 hereof.

         7.19 Repurchase Party. In the event the Agent consents to the designation hereunder as Eligible Vehicles of vehicles purchased or to be purchased by the Borrower under a Repurchase Agreement, the Borrower agrees to provide to the Agent (a) an assignment of such Repurchase Agreement in favor of the Agent (or an agent designated by the Agent) on behalf of the Agent and the Lenders, and consented to by the applicable Repurchase Party, which


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




shall be in a form acceptable to the Agent, (b) a repurchase agreement executed by the applicable Repurchase Party which shall be in a form acceptable to the Agent, and (c) such other agreements and documents as may be reasonably requested by the Agent. The foregoing notwithstanding, during the first thirty (30) days after the date of this Agreement, Ford Motor Company, Chrysler Corporation, Mazda Motor of America, Inc. and Nissan Motor Corporation in U.S.A. shall not be required to consent to the assignment of their respective Repurchase Agreements, but each such consent must be obtained by the end of such 30-day period.

         7.20 Vehicle Turn-in; Vehicle Records. The Borrower will tender each Eligible Vehicle to the applicable Repurchase Party prior to (i) the last day on which such Eligible Vehicle is eligible for repurchase under the Repurchase Agreement applicable to such Eligible Vehicle and (ii) such Eligible Vehicle exceeding the mileage limitation, if any, under the Repurchase Agreement applicable to such Eligible Vehicle. The Borrower will maintain up-to-date records as to the vehicle identification number, make, model, invoice price, depreciation, mileage, location and activity status of each of its vehicles.

         7.21 New Repurchase Agreements. Promptly upon receipt, the Borrower will deliver to the Agent copies of any new Repurchase Agreements, or any changes in existing Repurchase Agreements, if the Borrower desires that vehicles purchased thereunder constitute Eligible Vehicles hereunder. Notwithstanding the foregoing, the prior written consent of the Agent shall be required in order to constitute as Eligible Vehicles hereunder vehicles subject to any such new or changed Repurchase Agreement.

         7.22 New Subsidiaries. Simultaneously with the acquisition or creation of any Subsidiary of the Borrower or Team Rental, cause to be delivered to the Agent for the benefit of the Lenders a Guaranty executed by such Subsidiary substantially in the form of Exhibit I.




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                                 ARTICLE VIII

                              Negative Covenants

         Until the Obligations have been paid and satisfied in full and this Agreement has been terminated in accordance with the terms hereof, unless the Agent shall otherwise consent in writing, the Borrower will not, nor will it permit Team Rental or any of their respective Subsidiaries to:

         8.01 Indebtedness. Incur, create, assume or permit to exist any Indebtedness, howsoever evidenced, except

                  (a) Indebtedness existing as of the date hereof and as set forth in Schedule 8.01 attached hereto and incorporated herein by reference, and any extension of such Indebtedness with the same lenders on substantially the same terms;

                  (b) Indebtedness owing to the Agent or any Lender in connection with this Agreement, any Note or any Loan Document;

                  (c) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

                  (d) Indebtedness of up to an aggregate outstanding principal amount of $1,000,000 incurred to acquire fixed assets which may or may not be secured.

         8.02 Transfer of Assets. Sell, lease, transfer or otherwise dispose of (i) any interest in any Guarantor, or (ii) any other asset of Borrower or any Guarantor except (a) assets sold in the ordinary course of business, (b) assets which are substantially worn, damaged or obsolete or (c) other assets in any Fiscal Year having an aggregate book value not exceeding $500,000.

         8.03 Acquisitions. Enter into any agreement, contract, binding commitment or other arrangement providing for any Acquisition, or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition, unless (i) the Person to be (or whose assets are to be) acquired does not oppose such Acquisition and the line or lines of business of the Person to be acquired are substantially the same as one or more line or lines of business conducted by the Borrower, Team Rental and their respective Subsidiaries, (ii) no Default or Event of Default shall have occurred and be continuing either immediately prior to or immediately after giving effect to such Acquisition, and (iii) the cost of such Acquisition is not greater than $5,000,000 individually or $10,000,000 in the aggregate with all other Acquisitions consummated on or after the Closing Date.

         8.04 Liens. Incur, create or permit to exist any pledge, Lien, charge or other encumbrance of any nature whatsoever with


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respect to any Vehicle or any other property or assets of the Borrower or any
Subsidiary to secure Indebtedness owed to any other Person, except for:

                  (a) Liens described on Schedule 8.01 securing
         Indebtedness permitted by Section 8.01(a);

                  (b) Liens in favor of the Agent or any Lender under this Agreement and the Loan Documents;

                  (c) Liens securing Indebtedness permitted by Section 8.01(d), encumbering only fixed assets acquired with the proceeds of such Indebtedness; or

                  (d) Liens on assets other than the Collateral which Liens are terminated within thirty (30) days after the earlier of receipt of notice of such Lien by the Authorized Representative from the Agent or any Lender or the Borrower becomes aware of such Lien.

         8.05 Investments. Purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities, or make or permit to exist any interest whatsoever in any other Person or permit to exist any loans or advances to any Person, except that Borrower may maintain investments or invest in:

                  (a) Eligible Securities;

                  (b) investments existing as of the date hereof and as set forth in Schedule 5.01(d);

                  (c) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof in connection with accounts of financially troubled Persons to the extent reasonably necessary in order to prevent or limit loss; and

                  (d)  investments in Subsidiaries;

provided that, the foregoing notwithstanding, the Borrower will not, and will not permit Team Rental or any of their respective Subsidiaries, under any circumstances, to make any contribution, loan or advance, or otherwise transfer any funds or property, to any Subsidiary of Team Rental or the Borrower if such Subsidiary is not a Guarantor; except that Team Rental may make payments to Team Fleet Financing Corporation ("TFFC") or Brac Socal Funding Corporation ("Brac Socal") as required by the terms of the existing financing arrangements for TFFC or Brac Socal, so long as such payments do not include the proceeds of any Loans or Swing Line Loans.



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         8.06 Merger or Consolidation. (a) Consolidate with or merge into any other Person, or (b) permit any other Person to merge into it; or (c) liquidate, wind-up or dissolve or sell, transfer or lease or otherwise dispose of all or a substantial part of its assets (other than sales in the ordinary course of business); provided, however, (i) any Subsidiary of Team Rental or any Subsidiary of the Borrower may merge or transfer all or substantially all of its assets into or consolidate with any wholly-owned Subsidiary of Team Rental or any wholly-owned Subsidiary of the Borrower, if (in either case) the surviving entity is a Guarantor, and (ii) any Person may merge with the Borrower if the Borrower shall be the survivor thereof and such merger shall not cause, create or result in the occurrence on any Default or Event of Default hereunder.

         8.07 Restricted Payments. Make any Restricted Payment or apply or set apart any of their assets therefor or agree to do any of the foregoing.

         8.08 Limitations on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower, Team Rental or any of their respective Subsidiaries of real or personal property, whether now owned or hereafter acquired in a related transaction or series of related transactions, which has been or is to be sold or transferred by the Borrower, Team Rental or any such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower, Team Rental or such Subsidiary.

         8.09 Change in Control. Cause, suffer or permit to exist or occur any Change of Control.

         8.10 Transactions with Affiliates. Enter into any transaction after the date hereof, including, without limitation, the purchase, sale, leasing or exchange of property, real or personal, or the rendering of any service, with any Affiliate of the Borrower, except (a) that such Persons may render services to the Borrower, Team Rental or their respective Subsidiaries for compensation at the same rates generally paid by Persons engaged in the same or similar businesses for the same or similar services and (b) in the ordinary course of and pursuant to the reasonable requirements of the Borrower's (or Team Rental's or any Subsidiary's) business consistent with past practice of the Borrower, Team Rental and such Subsidiaries.

         8.11 ERISA. With respect to all employee pension benefit plans maintained by the Borrower, Team Rental or any of their respective
Subsidiaries:

                  (i) terminate any of such employee pension benefit plans so as to incur any liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA;


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             (ii) allow or suffer to exist any prohibited transaction
         involving any of such employee pension benefit plans or any trust created thereunder which would subject the Borrower, Team Rental or any such Subsidiary to any material tax or penalty or other liability on prohibited transactions imposed under Internal Revenue Code
         Section 4975 or ERISA;

            (iii) fail to pay to any such employee pension benefit plan any contribution which it is obligated to pay under the terms of such plan;

             (iv) allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such employee pension benefit plan;

             (v) allow or suffer to exist any occurrence of a reportable event or any other event or condition, which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such employee pension benefit plan that is a Single Employer Plan, which termination could result in any liability to the Pension Benefit Guaranty Corporation; or

             (vi) incur any withdrawal liability with respect to any Multi-employer Plan.

         8.12  Fiscal Year.  Change its Fiscal Year.

         8.13 Dissolution, etc. Wind up, liquidate or dissolve (voluntarily or involuntarily) or commence or suffer any proceedings seeking any such winding up, liquidation or dissolution, except (a) in the case of a Subsidiary other than the Borrower, Team Rental or a Material Subsidiary, or (b) in connection with the merger or consolidation of Team Rental or any Subsidiaries into each other or into the Borrower permitted pursuant to Section 8.06.

         8.14 Rate Hedging Obligations. Without the prior written consent of the Agent, incur any Rate Hedging Obligations or enter into any agreements, arrangements, devices or instruments relating to Rate Hedging Obligations.

         8.15  Financial Covenants.

                  (a) Consolidated Net Worth. Permit as at the Closing Date, Consolidated Net Worth to be less than $35,632,800, such amount to be increased at the end of each fiscal quarter, beginning with the fiscal quarter ending March 31, 1996, by (i) seventy-five percent (75%) of Consolidated Net Income greater than zero for such fiscal quarter and (ii) seventy-five percent (75%) of the Net Proceeds of any equity offering by Team Rental or any of its Subsidiaries greater than zero during such fiscal quarter (excluding, however, proceeds of an equity sale by a consolidated


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Subsidiary solely to Team Rental or another consolidated
Subsidiary);

                  (b) Consolidated Fixed Charge Ratio. Permit at any time the Consolidated Fixed Charge Ratio to be less than (a) 1.00 to
1.00 for the Four-Quarter Period ended June 30, 1996, or (b) 1.05 to 1.00 for any Four-Quarter Period ended on a date after June 30, 1996;

                  (c) Consolidated Non-Vehicle Leverage Ratio. Permit at any time the Consolidated Non-Vehicle Leverage Ratio to be more than 1.25 to 1.00;

                  (d) Consolidated EBIT to Consolidated Interest Expense. Permit at any time the ratio of Consolidated EBIT to Consolidated Interest Expense to be less than (a) 1.20 to 1.00 for the Four- Quarter Period ended June 30, 1996, (b) 1.20 to 1.00 for the Four- Quarter Period ended September 30, 1996, or (c) 1.35 to 1.00 for any Four-Quarter Period ended on a date after September 30, 1996;

                  (e) Consolidated Non-Vehicle Indebtedness to Consolidated EBITDA. Permit at any time the ratio of Consolidated Non-Vehicle Indebtedness to Consolidated EBITDA (minus depreciation relating solely to Team Vehicles) (the "Non-Vehicle Indebtedness- to-EBITDA Ratio") to be more than (a) 1.60 to
1.00 for the Four- Quarter Period ended June 30, 1996, (b) 1.60 to 1.00 for the Four- Quarter Period ended September 30, 1996, or (c) 1.25 to 1.00 for any Four-Quarter Period ended on a date after September 30, 1996, provided, however, that commencing on the earliest date (the "Issuance Date") that the Borrower issues any securities pursuant to the registration statement dated May 24, 1996 (which has been filed with the Securities and Exchange Commission), the Non-Vehicle Indebtedness-to-EBITDA Ratio shall not be greater than 1.25 to 1.00 for any Four-Quarter Period that ends on or after the Issuance Date;

                  (f) Team Vehicle Utilization. Permit the average daily Team Vehicle Utilization to be less than seventy-five percent (75%) in any calendar month.

         8.16 Prepayments, Etc. of Indebtedness. (a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness, other than as approved in writing by the Agent; or

         (b) amend, modify or change in any manner any term or condition of any Indebtedness or any lease so that the terms and conditions thereof are less favorable to the Agent and the Lenders than the terms of such Indebtedness or leases as of the Closing Date.




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                                  ARTICLE IX

                      Events of Default and Acceleration

         9.01 Events of Default. If any one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), that is to say:

                  (a) if default shall be made in the due and punctual payment of the principal of any Loan, when and as the same shall be due and payable whether at maturity, by acceleration or otherwise; or

                  (b) if default shall be made in the due and punctual payment of any amount of interest on any Loan or of any fees or other amounts payable to the Agent or any Lender under the Loan Documents and such default shall continue for three (3) days after the same shall be due and payable; or

                  (c) if default shall be made in the performance or observance of any covenant set forth in Sections 7.05, 7.08, 7.10(a), 7.11, 7.12 or Article VIII hereof; or

                  (d) if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in this Agreement or any Note (other than as described in clauses (a), (b) or (c) above) and such default shall continue for 30 or more days after the earlier of receipt of notice of such default by the Authorized Representative from the Agent or any Lender or the Borrower becomes aware of such default, or if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in the Guaranty or in any of the other Loan Documents (beyond any applicable grace period, if any, contained therein) or in any instrument or document delivered to the Lender in connection with or pursuant to this Agreement or any of the Obligations evidencing or creating any obligation, guaranty or Lien in favor of the Agent or any Lender, or if any Loan Document ceases to be in full force and effect (other than by reason of any action by the Agent), or if without the written consent of the Agent and the Lenders, this Agreement or any other Loan Document shall be disaffirmed or shall terminate, be terminable or be terminated or become void or unenforceable for any reason whatsoever (other than in accordance with its terms in the absence of default or by reason of any action by the Agent or the Lenders); or



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                  (e) if a default shall occur, which is not waived, (i) in
         the payment of any principal, interest, premium or other amounts with respect to any Indebtedness or Rate Hedging Obligation (other than the Loans) of the Borrower, Team Rental or any of their respective Material Subsidiaries in an amount not less than $500,000 in the aggregate outstanding, or (ii) in the performance, observance or fulfillment of any term or covenant contained in any agreement or instrument under or pursuant to which any such Indebtedness or Rate Hedging Obligation may have been issued, created, assumed, guaranteed or secured by the Borrower, Team Rental or any of their respective Material Subsidiaries, and such default shall continue for more than the period of grace, if any, therein specified, or if such default shall permit the holder of any such Indebtedness (or any agent or trustee acting on behalf of one or more holders) to accelerate the maturity thereof; or

                  (f) if an Event of Default (as defined in the $30 Million Credit Agreement or any other agreement or instrument evidencing any other Indebtedness owed by the Borrower, Team Rental or any of their respective Subsidiaries to the Agent or any Lender) which is not waived shall occur; or

                  (g) if any representation, warranty or other statement of fact contained herein or any other Loan Document or in any writing, certificate, report or statement at any time furnished to the Agent or any Lender by or on behalf of the Borrower or any Guarantor pursuant to or in connection with this Agreement or any other Loan Documents, or otherwise, shall be false or misleading in any material respect when given; or

                  (h) if the Borrower, Team Rental or any of their respective Material Subsidiaries shall be unable to pay its debts generally as they become due; file a petition to take advantage of any insolvency statute; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; file a petition or answer seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute; or

                  (i) if a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Borrower, Team Rental or any of their respective Material Subsidiaries or of the whole or any substantial part of its properties and such order, judgment or decree continues unstayed and in effect for a period of sixty (60) days, or approve a petition filed against the Borrower, Team Rental or any such Subsidiary seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or


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         statute of the United States of America or any state, which petition is not dismissed within sixty (60) days; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the Borrower, Team Rental or any such Subsidiary or of the whole or any substantial part of its properties, which control is not relinquished within sixty (60) days; or if there is commenced against the Borrower, Team Rental or any such Subsidiary any proceeding or petition seeking reorganization, arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state which proceeding or petition remains undismissed for a period of sixty (60) days; or if the Borrower, Team Rental or any such Subsidiary takes any action to indicate its consent to or approval of any such proceeding or petition; or

                  (j) if (i) any judgment where the amount not covered by insurance (or the amount as to which the insurer denies liability) is in excess of $500,000 is rendered against the Borrower, Team Rental or any of their respective Material Subsidiaries, or (ii) there is any attachment, injunction or execution against any of the Borrower's, Team Rental's or any such Subsidiary's properties for any amount in excess of $500,000; and, in any case, such judgment, attachment, injunction or execution remains unpaid, unstayed, undischarged, unbonded or undismissed for a period of thirty (30) days; or

                  (k) if the Borrower, Team Rental or any of their respective Material Subsidiaries shall, other than in the ordinary course of business (as determined by past practices), suspend all or any part of its operations material to the conduct of the business of the Borrower, Team Rental or such Subsidiary, taken as a whole; or

                  (l) if the Borrower, Team Rental or any of their respective Subsidiaries shall breach any of the terms or conditions of any agreement under which any Rate Hedging Obligation permitted pursuant to Section 8.14 is created and such breach shall continue beyond any grace period, if any, relating thereto pursuant to the terms of such Obligation, or the Borrower, Team Rental or any such Subsidiary shall disaffirm or seek to disaffirm any such agreement or any of its obligations thereunder; or

                  (m) if the Borrower shall fail to satisfy the conditions set forth in Section 4.03 within thirty (30) days after the date of this Agreement; or

                  (n) if there shall occur and not be waived an Event of Default as defined in any of the other Loan Documents;



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then, and in any such event and at any time thereafter, if such Event of
Default or any other Event of Default shall have not been waived,

                           (A) either or both of the following actions may be
                  taken: (i) the Agent, with the consent of the Required Lenders may, and at the direction of the Required Lenders shall, declare any obligation of the Lenders and NationsBank to make further Loans and Swing Line Loans terminated, whereupon the obligation of the Lenders to make further Loans, and of NationsBank to make further Swing Line Loans, hereunder shall terminate immediately, and (ii) the Lender shall, at the direction of the Required Lenders, at their option, declare by notice to the Borrower any or all of the Obligations to be immediately due and payable, and the same, including all interest accrued thereon and all other obligations of the Borrower to the Agent and the Lenders, shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwithstanding; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clause (h) or (i) above, then the obligation of the Lenders to make Loans, and of NationsBank to make Swing Line Loans, hereunder shall automatically terminate and any and all of the Obligations shall be immediately due and payable without the necessity of any action by the Agent or any Lender or notice to the Agent or any Lender;

                           (B) the Agent and each of the Lenders shall have
                  all of the rights and remedies available under the Loan Documents or under any applicable law.

         9.02 Agent to Act. In case any one or more Events of Default shall occur and not have been waived, the Agent may, and at the direction of the Required Lenders shall, proceed to protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any other Loan Document, or to enforce the payment of the Obligations or any other legal or equitable right or remedy.

         9.03 Cumulative Rights. No right or remedy herein conferred upon the Agent or the Lenders is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.



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         9.04 No Waiver. No course of dealing between the Borrower and the
Lenders or the Agent or any failure or delay on the part of any Lender or the Agent in exercising any rights or remedies under any Loan Document or otherwise available to it shall operate as a waiver of any rights or remedies and no single or partial exercise of any rights or remedies shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

         9.05 Allocation of Proceeds. If an Event of Default has occurred and not been waived, and the maturity of the Notes has been accelerated pursuant to Article IX hereof, all payments received by the Agent hereunder, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder, shall be applied by the Agent in the following order:

                  (a) amounts due to the Lenders pursuant to Sections 2.09 and 11.05;

                  (b) payments of interest on Loans and Swing Line Loans, to be applied for the ratable benefit of the Lenders (with amounts payable in respect of Swing Line Outstandings being included in such calculation and paid to NationsBank);

                  (c) payments of principal of Loans and Swing Line Loans, to be applied for the ratable benefit of the Lenders (with amounts payable in respect of Swing Line Outstandings being included in such calculation and paid to NationsBank);

                  (d) amounts due to the Lenders pursuant to Sections 7.14 and 11.09;

                  (e) payments of all other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of the Agent and the Lenders;

                  (f) amounts due to any of the Lenders in respect of Obligations consisting of liabilities under any Swap Agreement with any of the Lenders on a pro rata basis according to the amounts owed; and

                  (g) any surplus remaining after application as provided for herein, to the Borrower or otherwise as may be required by applicable law.




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                                   ARTICLE X

                                   The Agent

         10.01 Appointment. Each Lender hereby irrevocably designates and appoints NationsBank as the Agent for the Lenders under this Agreement, and each of the Lenders hereby irrevocably authorizes NationsBank as the Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are expressly delegated to the Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any of the Lenders, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

         10.02 Attorneys-in-fact. The Agent may execute any of its duties under the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence, gross negligence or willful misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         10.03 Limitation on Liability. Neither the Agent nor any of its officers, directors, employees, agents or attorneys-in-fact shall be liable to the Lenders for any action lawfully taken or omitted to be taken by it or them under or in connection with the Loan Documents except for its or their own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates shall be responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower, Team Rental or any of their respective Subsidiaries, or any officer or representative thereof contained in any Loan Document, or in any certificate, report, statement or other document referred to or provided for in or received by the Agent under or in connection with any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Loan Document, or for any failure of the Borrower, Team Rental or any such Subsidiary to perform its obligations under any Loan Document, or for any recitals, statements, representations or warranties made, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any collateral. The Agent shall not be under any obligation to any of the Lenders to ascertain or to inquire as to the observance or performance of any of the terms, covenants or conditions of any Loan Document on the part of the Borrower, Team Rental or any such Subsidiary or to inspect the properties, books or records of the Borrower, Team Rental or any such Subsidiary.



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         10.04 Reliance. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent certificate, affidavit, letter, cablegram, telegram, telefacsimile or telex message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless an Assignment shall have been filed with and accepted by the Agent. The Agent shall be fully justified in failing or refusing to take any action under the Loan Documents unless it shall first receive advice or concurrence of the Lenders or the Required Lenders as provided in this Agreement or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all present and future holders of the Notes.

         10.05 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender, the Authorized Representative or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable in the best interests of the Lenders.

         10.06 No Representations. Each Lender expressly acknowledges that neither the Agent nor any of its affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of the Borrower, Team Rental or their respective Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the financial condition, creditworthiness, affairs, status and nature of the Borrower, Team Rental and each such Subsidiary and made its own decision to enter into this Agreement. Each Lender also represents that it will, independently and without reliance


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upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Loan Documents and to make such investigation as it deems necessary to inform itself as to the status and affairs, financial or otherwise, of the Borrower, Team Rental and such Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower, Team Rental and such Subsidiaries which may come into the possession of the Agent or any of its affiliates.

         10.07 Indemnification. Each of the Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower, Team Rental or their respective Subsidiaries and without limiting any obligations of the Borrower or any other Credit Party to do so), ratably according to the respective principal amount of the Notes held by them (or, if no Notes are outstanding, ratably in accordance with their respective Applicable Commitment Percentages as then in effect) from and against any and all liabilities, obligations, losses (excluding any losses suffered by the Agent as a result of Borrower's failure to pay any fee owing to the Agent), damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time (including without limitation at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of any Loan Document or any other document contemplated by or referred to therein or the transactions contemplated thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the Facility Termination Date and the termination of this Agreement.

         10.08 Lender. The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower, Team Rental and their respective Subsidiaries as though it were not the Agent hereunder. With respect to its Loans made or renewed by it and any Note issued to it, the Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity.

         10.09 Resignation. If the Agent shall resign as Agent under this Agreement, then the Required Lenders may appoint, with the


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consent, so long as there shall not have occurred and be continuing a Default or Event of Default, of the Borrower, which consent shall not be unreasonably withheld, a successor Agent for the Lenders, which successor Agent shall be a commercial bank organized under the laws of the United States or any state thereof, having a combined surplus and capital of not less than $500,000,000, whereupon such successor Agent shall succeed to the rights, powers and duties of the former Agent and the obligations of the former Agent shall be terminated and canceled, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement; provided, however, that the former Agent's resignation shall not become effective until such successor Agent has been appointed and has succeeded of record to all right, title and interest in any collateral held by the Agent; provided, further, that if the Required Lenders and, if applicable, the Borrower cannot agree as to a successor Agent within ninety (90) days after such resignation, the Agent shall appoint a successor Agent which satisfies the criteria set forth above in this Section 10.9 for a successor Agent and the parties hereto agree to execute whatever documents are necessary to effect such action under this Agreement or any other document executed pursuant to this Agreement; provided, however that in such event all provisions of the Loan Documents, shall remain in full force and effect. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

         10.10 Sharing of Payments, etc. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, set-off, counterclaim or otherwise, obtain payment with respect to its Obligations (other than pursuant to Article III) which results in its receiving more than its pro rata share of the aggregate payments with respect to all of the Obligations (other than any payment expressly provided hereunder to be distributed on other than a pro rata basis and payments pursuant to Article III), then (a) such Lender shall be deemed to have simultaneously purchased from the other Lenders a share in their Obligations so that the amount of the Obligations held by each of the Lenders shall be pro rata and (b) such other adjustments shall be made from time to time as shall be equitable to insure that the Lenders share such payments ratably; provided, however, that for purposes of this Section 10.10 the term "pro rata" shall be determined with respect to the Revolving Credit Commitment of each Lender and to the Total Revolving Credit Commitment after subtraction in each case of amounts, if any, by which any such Lender has not funded its share of the outstanding Loans and Obligations. If all or any portion of any such excess payment is thereafter recovered from the Lender which received the same, the purchase provided in this Section 10.10 shall be rescinded to the extent of such recovery, without interest. The Borrower expressly consents to the foregoing arrangements and agrees that each Lender so purchasing a portion of the other Lenders' Obligations may exercise all rights of payment


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(including, without limitation, all rights of set-off, banker's lien or counterclaim) with respect to such portion as fully as if such Lender were the direct holder of such portion.

         10.11 Fees. The Borrower agrees to pay to the Agent, for its individual account, an annual Agent's fee as from time to time agreed to by the Borrower and Agent in writing.



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                                  ARTICLE XI

                                 Miscellaneous

         11.01 Assignments and Participations. (a) At any time after the Closing Date each Lender may, with the prior consent of the Agent and (so long as no Default or Event of Default shall have occurred and be continuing) the Borrower, which consents shall not be unreasonably withheld, and, if demanded by the Borrower (following such Lender's demand for the suspension of making or maintaining Eurodollar Rate Loans pursuant to Section 3.01(b)(i)) will, assign to one or more banks or financial institutions all or a portion of its rights and obligations under the Loan Documents (including, without limitation, all or a portion of any Note payable to its order); provided, that
(i) each such assignment shall be of a constant and not a varying percentage of all of the assigning Lender's rights and obligations under the Revolving Credit Facility, (ii) for each assignment involving the issuance and transfer of a Note, the assigning Lender shall execute an Assignment and Acceptance and the Borrower hereby agrees to execute a replacement Note or Notes to give effect to the assignment, (iii) the amount of Revolving Credit Commitment which shall be assigned is a minimum of $10,000,000, and, if greater, an amount which is an integral multiple of $1,000,000, (iv) such assignee shall have an office located in the United States, (v) no consent of the Borrower or the Agent shall be required in connection with any assignment by a Lender to another Lender or to an affiliate of any Lender, (vi) each such assignment made as a result of a demand by the Borrower pursuant to this Section 11.01(a) shall be arranged by the Borrower with the approval of the Agent, which approval shall not be unreasonably withheld or delayed, and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that, in the aggregate, cover all of the rights and obligations of the assigning Lender under this Agreement, and (vii) no Lender shall be obligated to make any such assignment as a result of a demand by the Borrower pursuant to this
Section 11.01(a) unless and until such Lender shall have received one or more payments in an aggregate amount at least equal to the aggregate outstanding principal amount of the Loans, Participations and all other Obligations and amounts hereunder owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount, from the Borrower or one or more assignees otherwise permitted hereunder. Upon such execution, delivery, approval and acceptance, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder or under any such Note have been assigned or negotiated to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and a holder of such Note and (y) the assignor thereunder shall, to the extent that rights and obligations hereunder or under such Note have been


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assigned or negotiated by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement. Any Lender who makes an assignment shall pay to the Agent a one-time administrative fee of $3,500 which fee shall not be reimbursed by the Borrower.

         (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) the assignment made under such Assignment and Acceptance is made under such Assignment and Acceptance without recourse; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, Team Rental or any of their respective Subsidiaries or the performance or observance by the Borrower, Team Rental or any such Subsidiary of any of its obligations under any Loan Document or any other instrument or Document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements delivered pursuant to Section 5.01(f) or Section 7.01, as the case may be, and such other Loan Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under any Loan Document; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender and a holder of such Notes.

         (c) The Agent shall maintain at its address referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it.

         (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender, the Agent shall give prompt notice thereof to Borrower.

         (e) Nothing herein shall prohibit any Lender from pledging or assigning, without notice to or consent of the Borrower and without the payment of the administrative fee referred to in Section 11.1(a), any Note to any Federal Reserve Bank in accordance with applicable law.

         (f) Each Lender may sell participations at its expense to one or more banks or other entities as to all or a portion of its


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rights and obligations under this Agreement; provided, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any Note issued to it for the purpose of this Agreement, (iv) such participations shall be in a minimum amount of $1,000,000 and shall include an allocable portion of such Lender's Participation, (v) Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and with regard to any and all payments to be made under this Agreement; provided, that the participation agreement between a Lender and its participants may provide that such Lender will obtain the approval of such participant prior to such Lender's agreeing to any amendment or waiver of any provisions of any Loan Document which would (A) extend the maturity of any Note, (B) reduce the interest rates hereunder or (C) increase the Revolving Credit Commitment of the Lender granting the participation, and (vi) the sale of any such participations which require Borrower to file a registration statement with the United States Securities and Exchange Commission or under the securities regulations or laws of any state shall not be permitted.

         (g) The Borrower may not assign, nor shall it cause, suffer or permit Team Rental or any of their respective Subsidiaries to assign any rights, powers, duties or obligations under this Agreement or the other Loan Documents without the prior written consent of all the Lenders.

         11.02 Notices. Any notice shall be conclusively deemed to have been received by any party hereto and be effective on the day on which delivered to such party (against receipt therefor) at the address set forth below or such other address as such party shall specify to the other parties in writing (or, in the case of telephonic notice or notice by telecopy, telegram or telex (where the receipt of such message is verified by return) expressly provided for hereunder, when received during normal business hours at such telephone, telecopy or telex number as may from time to time be specified in written or verbal notice to the other parties hereto or otherwise received), or if sent prepaid by certified or registered mail return receipt requested on the third Business Day after the day on which mailed, or by overnight courier or express mail on the day following the date sent, addressed to such party at said address:

                  (a)      if to the Borrower:

                           Team Fleet Services Corporation
                           125 Basin Street, Suite 210
                           Daytona, Florida 32114
                           Attention:  Sanford Miller, Chief Executive Officer
                           Telephone:  (904) 238-7035
                           Telefacsimile:  (904) 238-7461


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                           with a copy to:

                           Team Rental Group, Inc.
                           125 Basin Street, Suite 210
                           Daytona, Florida 32114
                           Attention:  Sanford Miller, President
                           Telephone:  (904) 238-7035
                           Telefacsimile:  (904) 238-7461

                  (b)  if to the Agent:

                           NationsBank, National Association (South)
                           NationsBank Tower
                           100 Southeast 2nd Street
                           14th Floor
                           Miami, Florida  33131
                           Attention:  Corporate Finance
                           Telephone:  (305) 533-2417
                           Telefacsimile:             (305) 533-2437

                           with a copy to:

                           NationsBank, National Association (South)
                           Independence Center, 15th Floor
                           101 North Tryon Street
                           Charlotte, North Carolina  28255
                           Attention:  Barbara Pollock
                                      Corporate Credit Support
                           Telephone:  (704) 388-1112
                           Telefacsimile:             (704) 386-8694

                  (c)      if to the Lenders:

                           At the addresses set forth on the signature pages hereof and on the signature page of each Assignment and Acceptance;

                  (d)      if to any Guarantor:

                           -----------------------
                           -----------------------


- ----------------------------
                           Attention:  ____________
                           Telephone:  ______________
                           Telefacsimile:  ___________

         11.03 Setoff. The Borrower agrees that the Agent and each Lender shall have a lien for all the Obligations of the Borrower upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts thereof, now or hereafter pledged, mortgaged, transferred or assigned to the Agent or such Lender or otherwise in the possession or control of the Agent or such Lender (other than for safekeeping) for any purpose for the


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account or benefit of the Borrower and including any balance of any deposit account or of any credit of the Borrower with the Agent or such Lender, whether now existing or hereafter established, hereby authorizing the Agent and each Lender at any time or times (upon the occurrence and during the continuation of an Event of Default) with or without prior notice to apply such balances or any part thereof to such of the Obligations of the Borrower to the Lenders then past due and in such amounts as they may elect, and whether or not the collateral or the responsibility of other Persons primarily, secondarily or otherwise liable may be deemed adequate. For the purposes of this paragraph, all remittances and property shall be deemed to be in the possession of the Agent or such Lender as soon as the same may be put in transit to it by mail or carrier or by other bailee.

         11.04 Survival. All covenants, agreements, representations and warranties made herein shall survive the making by the Lenders of the Loans and the execution and delivery to the Lenders of this Agreement and the Notes and shall continue in full force and effect so long as any of Obligations remain outstanding or any Lender has any commitment hereunder or the Borrower has continuing obligations hereunder unless otherwise provided herein. Whenever in this Agreement, any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party and all covenants, provisions and agreements by or on behalf of the Borrower which are contained in this Agreement, the Notes and the other Loan Documents shall inure to the benefit of the successors and permitted assigns of the Lenders or any of them.

         11.05 Expenses. The Borrower agrees (a) to pay or reimburse the Agent for all its reasonable and customary out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of, this Agreement or any of the other Loan Documents (including travel expenses relating to closing), and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable and customary fees and disbursements of counsel to the Agent as well as all such expenses and costs arising in connection with any amendment, supplement or modification to this Agreement or any other Loan Documents, (b) to pay or reimburse the Agent and the Lenders for all their reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement and the other Loan Documents, including without limitation, the reasonable fees and disbursements of their counsel, and (c) to pay, indemnify and hold the Agent and the Lenders harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of this Agreement or any other Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement or any other Loan Documents. The foregoing


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notwithstanding, the reimbursable fees and expenses of counsel for the Agent under Section 11.05(a) in connection with the preparation, negotiation and execution of (but not any amendment, supplement or modification to) this Agreement and the $30 Million Credit Agreement shall not exceed $175,000 in the aggregate.

         11.06 Amendments. No amendment, modification or waiver of any provision of any Loan Document and no consent by the Lenders to any departure therefrom by the Borrower or any Guarantor shall be effective unless such amendment, modification or waiver shall be in writing and signed by the Agent, shall have been approved by the Required Lenders through their written consent, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing; provided, however, that, no such amendment, modification or waiver

                       (i) which changes, extends or waives any provision
                  of Section 2.07, Section 10.09 or this Section 11.06, the amount of or the due date of any scheduled installment of or the rate of interest payable on any Obligation, which changes the definition of "Required Lenders", which permits an assignment by the Borrower or any Guarantor of its Obligations under any Loan Document, which reduces the required consent of Lenders provided hereunder, which increases, decreases (other than pursuant to the express terms hereof) or extends (other than pursuant to the express terms hereof) the Revolving Credit Commitment of any Lender, or which waives any condition to the making of any Loan, shall be effective unless in writing and signed by each of the Lenders;

                      (ii) which releases Collateral or the guaranty
                  obligation under any Guaranty (other than pursuant to the express terms hereof or thereof) shall be effective unless with the written consent of each of the Lenders; or

                     (iii) which affects the rights, privileges, immunities
                  or indemnities of NationsBank as provider of Swing Line Loans, shall not be effective unless in writing and signed by NationsBank; or

                      (iv) which affects the rights, privileges, immunities or
                  indemnities of the Agent shall be effective unless in writing and signed by the Agent.

Notwithstanding any provision of the other Loan Documents to the contrary, as between the Agent and the Lenders, execution by the Agent shall not be deemed conclusive evidence that the Agent has obtained the written consent of the Required Lenders. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances, except as otherwise expressly provided herein. No


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delay or omission on any Lender's or the Agent's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

         11.07 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such fully-executed counterpart.

         11.08 Waivers by Borrower. In any litigation in any court with respect to, in connection with, or arising out of this Agreement, the Loans, any of the Notes, any of the other Loan Documents, the Obligations, or any instrument or document delivered pursuant to this Agreement or the other Loan Documents, or the validity, protection, interpretation, collection or enforcement thereof, or any other claim or dispute howsoever arising between the Borrower and the Agent or any Lender, the Borrower, the Agent and each Lender hereby waive, to the extent permitted by applicable law, trial by jury in connection with any such litigation.

         11.09 Indemnification; Limitation of Liability. In consideration of the execution and delivery of this Agreement by the Agent and each Lender and the extension of credit under the Loans, the Borrower hereby indemnifies, exonerates and holds the Agent and each Lender and each of their respective affiliates, officers, directors, employees, agents and advisors (collectively, the "Indemnified Parties") free and harmless from and against any and all claims, actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities") that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the execution, delivery, enforcement, performance or administration of this Agreement and the other Loan Documents, or any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan whether or not such action is brought against the Agent or any Lender, the shareholders or creditors of the Agent or any Lender or an Indemnified Party or an Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated herein are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Borrower agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to it, Team Rental, any of their respective Subsidiaries, or any security holders or creditors thereof arising out of, related to or in connection with the transactions contemplated herein, except to the extent that such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct; provided, however, in no event shall any Indemnified Party be liable for consequential, indirect or special, as opposed to direct, damages.

         11.10 Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged under any of the Notes, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate (as such term is defined below). If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate (as defined below), the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrower. As used in this paragraph, the term "Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

         11.11 Termination. The termination of this Agreement shall not affect any rights of the Borrower, the Lenders or the Agent or any obligation of the Borrower, the Lenders or the Agent, arising prior to the effective date of such termination, and the provisions


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hereof shall continue to be fully operative until all transactions entered into or rights created or obligations incurred prior to such termination have been fully disposed of, concluded or liquidated and the Obligations arising prior to or after such termination have been irrevocably paid in full. The rights granted to the Agent or any Lenders hereunder and under the other Loan Documents shall continue in full force and effect, notwithstanding the termination of this Agreement, until all of the Obligations have been paid in full after the termination hereof (other than Obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable) or the Borrower has furnished to the Agent and each Lender with an indemnification satisfactory to the Agent and each Lender with respect thereto. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until payment in full of the Obligations unless otherwise provided herein. Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Obligations, any Lender is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force and the Borrower shall be liable to, and shall indemnify and hold the Agent or such Lender harmless for, the amount of such payment surrendered until the Agent or such Lender shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or the Lenders in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Agent's or the Lender's rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

         11.12 GOVERNING LAW. ALL DOCUMENTS EXECUTED PURSUANT TO THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING, WITHOUT LIMITATION, THIS AGREEMENT AND EACH OF THE LOAN DOCUMENTS SHALL BE DEEMED TO BE CONTRACTS MADE UNDER, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS AND JUDICIAL DECISIONS OF THE STATE OF FLORIDA; PROVIDED THAT THIS SECTION 11.12 SHALL NOT AFFECT THE APPLICABILITY OF, AND INTERPRETATION OR CONSTRUCTION OF APPROPRIATE TERMS AND PROVISIONS UNDER THE UNIFORM COMMERCIAL CODE OF ANY JURISDICTION WHICH GOVERN THE LIENS ON ANY OF THE COLLATERAL. THE BORROWER HEREBY SUBMITS TO THE JURISDICTION AND VENUE OF THE STATE AND FEDERAL COURTS OF FLORIDA FOR THE PURPOSES OF RESOLVING DISPUTES HEREUNDER OR FOR THE PURPOSES OF COLLECTION.

         11.13 Headings and References. The headings of the Articles and Sections of this Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of this Agreement. Words such as "hereof", "hereunder", "herein" and words of similar import shall refer to this Agreement in its entirety and not to any particular Section or provisions hereof, unless so expressly specified. As


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used herein, the singular shall include the plural, and the masculine shall include the feminine or a neutral gender, and vice versa, whenever the context requires.

         11.14 Confidentiality. Neither the Agent nor any Lender shall disclose any Confidential Information to any Person without the prior consent of Borrower, other than (a) to such Agent's or such Lender's Affiliates and their officers, directors, employees, agents, counsels, accountants, and advisors, (b) to the Agent and other Lenders, (c) to actual and prospective assignees and participants, (d) as required by any law, rule or regulation or by judicial process, or (e) as requested or required by any Governmental Authority.

         11.15 Severability. If any provision of this Agreement or the other Loan Documents shall be determined to be illegal or invalid as to one or more of the parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof shall remain effective and binding on the parties hereto.

         11.16 Entire Agreement. This Agreement, together with the other Loan Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all previous proposals, negotiations, representations, commitments and other communications between or among the parties, both oral and written, with respect thereto.

         11.17 Agreement Controls. In the event that any term of any of the Loan Documents other than this Agreement conflicts with any term of this Agreement, the terms and provisions of this Agreement shall control.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]


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         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.


                                      TEAM FLEET SERVICES CORPORATION
WITNESS:

__________________________            By:________________________________
                                      Name:  ____________________________
__________________________            Title: ____________________________



                             SIGNATURE PAGE 1 OF 2

                                      NATIONSBANK, NATIONAL ASSOCIATION
                                      (SOUTH), as Agent
                                      By:________________________________
                                      Name: _____________________________
                                      Title: ____________________________



                                      NATIONSBANK, NATIONAL ASSOCIATION
                                      (SOUTH), as Lender


                                      By:________________________________
                                      Name: _____________________________
                                      Title: ____________________________


                               Lending Office:
                                      NationsBank, National Association (South)
                                      Independence Center, 15th Floor
                                      NC1-001-15-04
                                      Charlotte, North Carolina  28255
                                      Attention: Barbara Pollock
                                                      Corporate Credit Support
                                      Telephone:                (704) 386-1112
                                      Telefacsimile:            (704) 386-8694

                               Wire Transfer Instructions:
                                      NationsBank, National Association (South)
                                      Tampa, Florida
                                      ABA# 063100277
                                      Account No.: 136621002163
                                      Reference: Team Rental Group
                                      Attention: Corporate Credit Support


                             SIGNATURE PAGE 2 OF 2